Exhibit 2.1


                                                               Execution Version


                          AGREEMENT AND PLAN OF MERGER

                                      among

                               CIRRUS LOGIC, INC.,

                                    as Buyer,

                            APEX ACQUISITION COMPANY,

                                 as Merger Sub,

                        APEX MICROTECHNOLOGY CORPORATION,

                                 as the Company,

                                 AMI GROUP, LLC,

                               MIDWEST-APEX, LLC,

                                DEBBIE DRYSDALE,

                               GREGORY L. BRENNAN,

                                   DAVID COX,

                                  DANIEL REID,

                                       and

                                 JAMES THOMPSON,

                                   as Sellers,

                                       and

                                 JAMES A. UNRUH,

                                as Representative

                                      dated

                                  July 11, 2007

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
                                TABLE OF CONTENTS

                                                                                                           Page No.
                                                                                                           --------

                                   ARTICLE ONE
                                   THE MERGER

Section 1.01  The Merger..........................................................................................1
Section 1.02  Effective Time......................................................................................1
Section 1.03  Effect of Merger....................................................................................2
Section 1.04  Articles of Incorporation; Bylaws...................................................................2
Section 1.05  Directors and Officers..............................................................................2
Section 1.06  Conversion of Outstanding Shares....................................................................2
Section 1.07  Treatment of Options and Restricted Stock Units.....................................................3
Section 1.08  Dissenters' Rights..................................................................................3
Section 1.09  Closing of Transfer Books...........................................................................4
Section 1.10  Payments............................................................................................4
Section 1.11  Closing Adjustment Amount...........................................................................6
Section 1.12  Final Adjustment Amount.............................................................................6
Section 1.13  Escrow..............................................................................................7
Section 1.14  Resignations........................................................................................8

                                   ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Representations and Warranties of the Company.......................................................8
Section 2.02  Representations and Warranties of the Sellers......................................................29
Section 2.03  Representations and Warranties of Buyer and Merger Sub.............................................30

                                  ARTICLE THREE
                                    COVENANTS

Section 3.01  Additional Agreements..............................................................................32
Section 3.02  Non-Solicitation and Non-Competition...............................................................32
Section 3.03  Conduct of Business................................................................................34
Section 3.04  Third Party Consents...............................................................................35
Section 3.05  Notification of Certain Matters....................................................................35
Section 3.06  Company Transaction Costs..........................................................................36
Section 3.07  Pay-Off Letters....................................................................................36
Section 3.08  Access and Information.............................................................................36
Section 3.09  Bank Accounts......................................................................................36
Section 3.10  Required Stockholder Approval......................................................................36
Section 3.11  No Negotiation.....................................................................................37
Section 3.12  Termination of Agreements..........................................................................38
Section 3.13  Tax Matters........................................................................................38
Section 3.14  Drysdale Severance Obligations.....................................................................40
Section 3.15  Director and Officer Indemnification...............................................................41

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
                                  ARTICLE FOUR
                              CONDITIONS PRECEDENT

Section 4.01  Conditions to Each Party's Obligation..............................................................41
Section 4.02  Conditions to Obligation of Buyer..................................................................42
Section 4.03  Conditions to Obligations of the Company...........................................................43

                                  ARTICLE FIVE
                                     CLOSING

Section 5.01  Closing............................................................................................44
Section 5.02  Actions to Occur at Closing........................................................................44

                                   ARTICLE SIX
                        TERMINATION, AMENDMENT AND WAIVER

Section 6.01  Termination........................................................................................45
Section 6.02  Effect of Termination..............................................................................46
Section 6.03  Return of Information..............................................................................46

                                  ARTICLE SEVEN
                                 INDEMNIFICATION

Section 7.01  Indemnification of the Buyer Indemnified Parties...................................................47
Section 7.02  Indemnification of Seller Indemnified Parties......................................................47
Section 7.03  Defense of Third Party Claims......................................................................47
Section 7.04  Direct Claims......................................................................................48
Section 7.05  No Contribution....................................................................................48
Section 7.06  Procedures for Claims Against,
                and Distributions of, Funds Deposited With Escrow Agent..........................................49
Section 7.07  Minimum Loss Requirement...........................................................................50
Section 7.08  Indemnification Limits.............................................................................50
Section 7.09  Recourse Under Escrow Agreement....................................................................51
Section 7.10  Characterization of Payments.......................................................................51

                                  ARTICLE EIGHT
                               GENERAL PROVISIONS

Section 8.01  Survival of Representations, Warranties, and Covenants.............................................51
Section 8.02  Further Actions....................................................................................52
Section 8.03  No Waiver Relating to Claims for Fraud.............................................................52
Section 8.04  Amendment and Modification.........................................................................52
Section 8.05  Waiver of Compliance...............................................................................52
Section 8.06  Specific Performance...............................................................................52
Section 8.07  Severability.......................................................................................53
Section 8.08  Expenses and Obligations...........................................................................53
Section 8.09  Parties in Interest................................................................................53
Section 8.10  Notices............................................................................................53
Section 8.11  Counterparts.......................................................................................55
Section 8.12  Entire Agreement...................................................................................55
Section 8.13  Public Announcements...............................................................................55
Section 8.14  Governing Law......................................................................................55
Section 8.15  Arbitration........................................................................................56
Section 8.16  Jurisdiction; Venue................................................................................56
Section 8.17  Assignment.........................................................................................56
Section 8.18  Headings...........................................................................................57

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
                                  ARTICLE NINE
                               THE REPRESENTATIVE

Section 9.01  Authorization of the Representative................................................................57
Section 9.02  Compensation; Exculpation; Indemnity...............................................................60

EXHIBITS:
---------
Exhibit A    -- Definitions
Exhibit B    -- Seller Company Stock, Options and Restricted Stock Units
Exhibit C-1  -- Form of Letter of Transmittal
Exhibit C-2  -- Form of Option Surrender Agreement
Exhibit C-3  -- Form of Restricted Stock Unit Surrender Agreement
Exhibit D    -- Escrow Agreement
Exhibit E    -- Sellers and Other Current Director/Officer Resignations
Exhibit F    -- Legal Opinion
Exhibit G    -- Form of Key Employee Offer Letter and Employment Agreement


SCHEDULES:
----------
Company Disclosure Schedule

Schedule I   -- Merger Consideration

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is entered into as of July 11, 2007 among (a) Cirrus Logic, Inc., a Delaware corporation ("Buyer"), (b) Apex Acquisition Company, an Arizona corporation and wholly owned subsidiary of Buyer (the "Merger Sub"), (c) AMI Group, LLC, an Arizona limited liability company, Midwest-Apex, LLC, a Delaware limited liability company ("Midwest"), Gregory L. Brennan, David Cox, Debbie Drysdale, Daniel Reid and James Thompson (each a "Seller" and collectively the "Sellers"), (d) Apex Microtechnology Corporation, an Arizona corporation (the "Company") and (e) James A. Unruh, in his capacity as the Representative. Unless otherwise specified, all capitalized terms used in this Agreement will have the meanings set forth in Exhibit A.

                                   BACKGROUND
                                   ----------

     The Sellers and the respective Boards of Directors of the Company, Buyer and the Merger Sub deem it advisable that the Merger Sub merge with and into the Company and, accordingly, have each approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein. In connection with the Merger, the Sellers, the Company and Buyer desire to consummate a series of transactions in which (a) the Sellers will agree not to compete, subject to the terms and conditions set forth in this Agreement, with the Business of the Surviving Company, and (b) the Sellers, the Company and Buyer will take certain other actions ancillary to the transactions described above. In order to provide for the consummation of the Merger and the transactions contemplated above, the Sellers, the Company, the Merger Sub, Buyer and the Representative are entering into this Agreement.

                                    AGREEMENT
                                    ---------

                                  ARTICLE ONE
                                   THE MERGER

     Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Merger Sub shall be merged with and into the Company (the "Merger") in accordance with the terms of, and subject to the conditions set forth in, this Agreement and the Arizona Business Corporation Act (the "ABCA"). Following the Merger, the Company shall continue as the Surviving Company in the Merger (sometimes hereinafter referred to as the "Surviving Company") and shall be a wholly owned subsidiary of Buyer. The corporate existence of the Merger Sub shall cease and the corporate existence of the Company, with all its purposes, rights, privileges, franchises powers and objects shall continue unaffected and unimpaired by the Merger (except as set forth specifically in this Agreement) and, as the Surviving Company, the Surviving Company shall continue to be governed by the laws of the State of Arizona.

     Section 1.02 Effective Time. As part of the Closing, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger meeting the requirements of Section 10-1105 of the ABCA (the "Articles of Merger") with the Arizona Corporation Commission, and by making all other filings or publications required under the ABCA in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the ABCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Arizona Corporation Commission (the date and time the Merger becomes effective, the "Effective Time").

     Section 1.03 Effect of Merger. The Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the ABCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

     Section 1.04 Articles of Incorporation; Bylaws. At the Effective Time, the articles of incorporation of the Company shall be amended to read as the Articles of Incorporation of the Merger Sub immediately prior to the Effective Time, and shall thereafter (as so amended) be the articles of incorporation of the Surviving Corporation, until duly amended in accordance with the ABCA. The bylaws of the Company shall be the bylaws of the Surviving Company as of the Effective Time, until duly amended in accordance with the ABCA.

     Section 1.05 Directors and Officers. The directors of the Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company as of the Effective Time until they resign or are replaced as provided in the bylaws or pursuant to applicable law. Except as otherwise provided herein, the officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company as of the Effective Time until they resign or are replaced as provided in the bylaws or pursuant to applicable law.

     Section 1.06 Conversion of Outstanding Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any party:

         (a) Each share of common stock, par value $0.001 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of common stock, par value $0.001 per share, of the Surviving Company, so that, after the Effective Time, Buyer shall be the holder of all of the issued and outstanding shares of the Surviving Company's capital stock;

         (b) Each share of Common Stock and each share of Class B Preferred Stock outstanding immediately prior to the Effective Time (each, an "Outstanding Share" and collectively, the "Outstanding Shares") (i) shall be converted into the right to receive the Per Share Merger Consideration and (ii) shall otherwise cease to be outstanding, shall be canceled and retired and cease to exist; provided, that Dissenting Shares shall not be so converted or represent the right to receive the foregoing consideration, but the holders of such Dissenting Shares shall only be entitled to such rights as are set forth in Section 1.08; and

         (c) Each Outstanding Share held in the treasury of the Company immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment or distribution shall be made with respect thereto.

     Section 1.07 Treatment of Options and Restricted Stock Units.


         (a) Prior to the Closing, the Company shall give notice in writing to each holder of an Option (each an "Optionholder" and collectively, the "Optionholders") outstanding immediately prior to the Effective Time (each an "Outstanding Option" and collectively, the "Outstanding Options") that notwithstanding anything to the contrary in the Option Plan or in any stock option agreement, each Outstanding Option shall, by virtue of the Merger, be converted into the right to receive the Per Option Merger Consideration. The Company shall take such actions prior to the Closing, including amending the Option Plan and stock option agreements, as may be required to facilitate the foregoing.

         (b) Prior to the Closing, the Company shall give notice in writing to each holder of a Restricted Stock Unit outstanding immediately prior to the Effective Time that notwithstanding anything to the contrary in the Company's 2004 Restricted Stock Unit Plan or in any agreement between the Company and the holder of such Restricted Stock Unit, each Restricted Stock Unit shall, by virtue of the Merger, be converted into the right to receive the Per Share Merger Consideration (as if the holder of such Restricted Stock Unit instead held a share of Common Stock). The Company shall take such actions prior to the Closing, including amending the 2004 Restricted Stock Unit Plan and Restricted Stock Unit agreements, as may be required to facilitate the foregoing.

     Section 1.08 Dissenters' Rights.

         (a) Promptly following the execution of this Agreement, the Company shall provide each record holder of Outstanding Shares who shall not have voted in favor of the Merger or consented thereto in writing, with notice of such holder's appraisal rights pursuant to, and in accordance with, Section 10-1322 of the ABCA. The Company shall give Buyer prompt notice of any demands for appraisal pursuant to Section 10-1328 of the ABCA received by the Company from any Stockholders, withdrawals of such demands and any other instruments served and received by the Company in connection therewith. No later than ten (10) days following the date on which the Effective Time occurs, Buyer and the Surviving Company shall provide notice of the Effective Time to each Stockholder who has neither voted in favor of the Merger nor consented thereto in writing and has not withdrawn or lost the right to the appraisal pursuant to Section 10-1323 of the ABCA.

         (b) Notwithstanding any provision of this Agreement to the contrary, no Outstanding Shares that are held immediately prior to the Effective Time by holders who have neither voted in favor of the Merger nor consented thereto in writing and who have demanded and perfected the right, if any, for appraisal of such Outstanding Shares in accordance with the provisions of Section 10-1323 of the ABCA and have not withdrawn or lost such right to appraisal (collectively, the "Dissenting Shares") shall be converted into or represent a right to receive the Per Share Merger Consideration, but the holder of such Dissenting Shares shall only be entitled to such appraisal rights as are granted by Section 10-1328 of the ABCA. If a holder of Outstanding Shares who demands appraisal of such Outstanding Shares under the ABCA shall thereafter effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal with respect to such Outstanding Shares, then, as of the occurrence of such withdrawal or loss, each such Outstanding Share shall be deemed to have been converted into and represent only the right to receive, in accordance with
Section 1.06 and Section 1.10, the Per Share Merger Consideration.

     Section 1.09 Closing of Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of any capital stock of the Company shall thereafter be made. From and after the Effective Time, the holders of Certificates evidencing ownership of Outstanding Shares immediately prior to the Effective Time shall cease to have any rights with respect to such Outstanding Shares, except as otherwise provided for in this Agreement or by Applicable Law.

     Section 1.10 Payments.

         (a) At the Closing, Buyer shall pay or cause to be paid the following amounts by wire transfers of immediately available funds:

             (i) Buyer shall pay or cause to be paid to each creditor of the Company under the Indebtedness Agreements, to an account designated by such creditor in writing, the amount of Indebtedness specified in such creditor's Pay Off Letter (collectively, the sum of such Indebtedness amounts for all such creditors being hereinafter referred to as the "Indebtedness Pay Off Amount");

             (ii) Buyer shall deposit or cause to be deposited the Escrow Amount with the Escrow Agent;

             (iii) Buyer shall pay or cause to be paid all Company Transaction Costs that remain outstanding as of the Closing Date to such account or accounts as are designated by the Company at least two (2) Business Days prior to the Closing Date (collectively, the sum of such payments for all payees of Company Transaction Costs being hereinafter referred to as the "Paid Company Transaction Costs");

             (iv) Buyer shall pay or cause to be paid to accounts designated by the Representative (with respect to Securityholders who are not employees) and by the Company (with respect to Securityholders who are employees) at least two
(2) Business Days prior to the Closing Date, for distribution by the Representative or the Surviving Company to such Securityholders in accordance with Schedule I (and, in the case of payments to be distributed by the Surviving Company, in accordance with Section 1.10(c)), the portion of the Closing Merger Consideration attributable to those Securityholders that have delivered to Buyer a Letter of Transmittal and stock certificate for cancellation (or an affidavit of lost certificate as contemplated by the Letter of Transmittal), Option Surrender Agreement and/or Restricted Stock Unit Surrender Agreement (as applicable) prior to the Closing Date; and

             (v) Buyer shall pay or cause to be paid to Drysdale the payments described in Section 3.14(a) pursuant to the Drysdale Agreement.

         (b) Following the Closing, Buyer shall promptly pay or cause to be paid to accounts designated by the Representative (with respect to Securityholders who are not employees) and by the Surviving Company (with respect to Securityholders who are employees) for distribution by the Representative or the Surviving Company to each Securityholder that delivers to Buyer a Letter of

Transmittal and stock certificate for cancellation (or an affidavit of lost certificate as contemplated by the Letter of Transmittal), Option Surrender Agreement and/or Restricted Stock Unit Surrender Agreement (as applicable), the amount (without interest) that would have been payable to such Securityholder pursuant to Section 1.10(a)(iv) if such Securityholder had delivered such documents on or prior to the Closing Date. Any other payments (including Escrow Distributions and payments of any Final Adjustment Surplus) to be made to the Securityholders shall be made to the account designated by the Representative for the benefit of such Securityholders in accordance with Schedule I.

         (c) Each of the Surviving Company and Buyer shall be entitled to deduct and withhold from the consideration otherwise payable to any Securityholder pursuant to this Agreement any amounts as the Surviving Company or Buyer, as the case may be, is required to deduct and withhold with respect to payment under any provision of federal, state or local Tax law. If the Surviving Company or Buyer, as the case may be, so withholds amounts, such amounts shall be promptly remitted to the appropriate taxing authority as required by Applicable Laws, and shall be treated for all purposes of this Agreement as having been paid to the Securityholders in respect of which the Surviving Company or Buyer, as the case may be, made such deduction or withholding. Without limiting the generality of the foregoing, the Surviving Company shall deduct, withhold and appropriately remit from the payments made by it pursuant to Section 1.10(a)(iv) all amounts for social security, Medicare, unemployment or other employment Taxes required with respect to Securityholders who are employees of the Company, and shall provide the Representative with an itemized summary by Securityholder of the amounts so withheld and remitted. Except as provided in Section 1.13 with respect to the Escrow Agreement, no interest shall accrue or be paid on the cash payable to any Securityholder pursuant to this Agreement.

         (d) If any portion of the consideration pursuant to this Agreement is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Representative any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Representative that such Tax has been paid or is not payable.

         (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and agreeing to indemnify Buyer against any claim that may be made against it with respect to such Certificate, Buyer will issue in exchange for such lost, stolen or destroyed Certificate the consideration otherwise payable pursuant to this Agreement.

         (f) Any amounts paid to the Representative for the benefit of a Securityholder that is attributable to a Dissenting Share shall be available to pay the fair value of such Dissenting Share for which appraisal rights are perfected pursuant to Section 10-1328 of the ABCA. With respect to any amounts received by the Representative for the benefit of a Securityholder pursuant to this Agreement that are attributable to a Dissenting Share, such amounts shall be paid by the Representative to the Securityholder (or, after the 270th day following the Closing Date, to the Surviving Company) for distribution to the holder thereof in accordance with this Agreement following the first to occur, with respect to such Dissenting Share, of either (i) the withdrawal of or loss of the right to appraisal pursuant to Section 10-1328 of the ABCA or (ii) the perfection of appraisal rights pursuant to Section 10-1328 of the ABCA.

     Section 1.11 Closing Adjustment Amount. No later than three (3) Business Days before the Closing Date, the Company shall deliver to Buyer and the Representative an estimated balance sheet of the Company prepared as of 11:59 p.m. on the date immediately prior to the Closing Date (the "Closing Balance Sheet"), which sets forth a good faith estimate of the components of the Working Capital Amount to enable Buyer to calculate the Working Capital Surplus or Working Capital Deficiency. The Closing Balance Sheet shall be prepared by the Company in accordance with this Agreement and Company Accounting Procedures applied in a manner consistent with the preparation of the Financial Statements. If a Working Capital Surplus exists, then the Closing Merger Consideration will be increased by the amount of such excess, provided that such amount (the "Holdback Amount") shall be held back by Buyer until such time as the Working Capital Amount is finally determined pursuant to Section 1.12.

     Section 1.12 Final Adjustment Amount.

         (a) As promptly as practicable after the Closing Date (but in no event later than thirty (30) days after the Closing Date), Buyer shall cause the
Company to prepare and deliver to the Representative a balance sheet of the Company as of 11:59 p.m. on the date immediately prior to the Closing Date (the "Final Balance Sheet"), which shall set forth the components of the Working Capital Amount ("Closing Working Capital"). The Final Balance Sheet shall be prepared in accordance with this Agreement and Company Accounting Procedures. Following the delivery of the Final Balance Sheet to the Representative, Buyer and the Surviving Company shall afford the Representative and its representatives the opportunity to examine the Final Balance Sheet, and such supporting schedules, analyses, workpapers, and other underlying records or documentation as are reasonably necessary and appropriate. Buyer and the Surviving Company shall cooperate fully and promptly with the Representative and its representatives in such examination, including providing answers to questions asked by the Representative and its representatives, and Buyer and the Surviving Company shall promptly make available to the Representative and its representatives any records under their reasonable control that are requested by the Representative and its representatives.

         (b) If within ten (10) days following delivery of the Final Balance Sheet to the Representative, the Representative has not delivered to Buyer written notice (the "Objection Notice") of its objections to the Final Balance Sheet (such Objection Notice must contain a statement describing the basis of such objections), then Closing Working Capital as set forth in or derived from such Final Balance Sheet shall be deemed final and conclusive and shall be "Final Working Capital". If the Representative delivers the Objection Notice within such ten (10)-day period, then Buyer and the Representative shall endeavor in good faith to resolve the objections, for a period not to exceed fifteen (15) days from the date of delivery of the Objection Notice. If at the end of the fifteen (15) day period there are any objections that remain in dispute, then the remaining objections in dispute shall be submitted for resolution to a "big four" accounting firm to be selected jointly by the Representative and Buyer within the following five (5) days or, if the Representative and Buyer are unable to mutually agree within such five (5)-day period, such accounting firm shall be a mutually agreed upon reputable accounting firm that has not been hired by either the Company or Buyer within the last five years (such jointly selected accounting firm, the "Referee"). The Referee shall determine any unresolved items of Final Working Capital within thirty (30) days after the objections that remain in dispute are submitted to it. If any remaining objections are submitted to the Referee for resolution, (i) each party shall furnish to the Referee such workpapers and other documents and information relating to such objections as the Referee may request and are available to that party or its subsidiaries (or its independent public accountants) and will be afforded the opportunity to present to the Referee any material relating to the determination of the matters in dispute and to discuss such determination with the Referee; (ii) to the extent that a value has been assigned to any objection that remains in dispute, the Referee shall not assign a value to such objection that is greater than the greatest value for such objection claimed by either party or less than the smallest value for such objection claimed by either party; (iii) the determination by the Referee of Final Working Capital, as set forth in a written notice delivered to both parties and the Escrow Agent by the Referee, shall be made in accordance with this Agreement and shall be binding and conclusive on the parties and shall constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by a court having jurisdiction thereof; and (iv) fifty percent (50%) of the fees and expenses of the Referee shall be paid by Buyer and the remaining fifty percent (50%) of the fees and expenses of the Referee shall be paid by the Securityholders.

         (c) To the extent that Final Working Capital exceeds Closing Working Capital by an amount greater than the Holdback Amount, then Buyer shall release the Holdback Amount (if any), and the Closing Merger Consideration shall be further increased by the amount of such excess, which amount shall be paid by Buyer to the Representative, on behalf of the Securityholders, within five (5) days of the determination of Final Working Capital. To the extent that Final Working Capital is less than Closing Working Capital (the "Final Adjustment Deficiency"), (A) if the Final Adjustment Deficiency is less than the Holdback Amount, then Buyer may retain the portion of the Holdback Amount equal to the Final Adjustment Deficiency, and the remainder of the Holdback Amount shall be paid to the Representative, on behalf of the Securityholders, by Buyer within five (5) days of the determination of Final Working Capital, and (B) if the Final Adjustment Deficiency is greater than the Holdback Amount, then Buyer may retain the Holdback Amount, and the amount by which Final Adjustment Deficiency exceeds the Holdback Amount shall be paid to Buyer by the Securityholders from the Escrow Account within five (5) days of the determination of Final Working Capital. For all Tax purposes, any payment under this Section 1.12 shall be treated by Buyer, the Surviving Company, the Securityholders and their respective Affiliates as an adjustment to the Closing Merger Consideration.

     Section 1.13 Escrow.

         (a) Escrow Amount. On or prior to the Closing, the Representative, Buyer and the Escrow Agent shall enter into the Escrow Agreement, subject only to the comments, if any, of the Escrow Agent as to its rights and obligations thereunder. $6,300,000 of the Merger Consideration (together with all interest, dividends and other income earned thereon (the "Escrow Amount")) shall be deposited in escrow at Closing pursuant to Section 1.10(a)(ii) and shall be held in escrow pursuant to the terms of this Agreement and the Escrow Agreement.

         (b) Instructions to Escrow Agent.

             (i) The  Representative  covenants  and agrees that at any time the
Securityholders  are  obligated to indemnify  Buyer  Indemnified  Parties  under
Article Seven, if requested by Buyer, the Representative shall execute and deliver to the Escrow Agent joint written instructions with Buyer to release to the Buyer Indemnified Parties such portion of the Escrow Amount as is necessary to satisfy the Securityholders' indemnification obligations for Buyer Indemnified Costs under Article Seven.

             (ii) The Representative shall pay any amounts received by it out of the Escrow Amount to the Securityholders in accordance with Schedule I; provided, however, that, in lieu thereof and in satisfaction of the Representative's obligations to the Securityholders in respect of any amounts to be distributed from the Escrow Amount, the Representative may either remit such amount to, or direct the Escrow Agent to remit such amounts otherwise distributable to the Representative to, the Securityholders in accordance with
Schedule I.

     Section 1.14 Resignations. At the Closing, (a) the Sellers, to the extent applicable, will resign from their positions as officers and directors of the Company by executing and delivering to the Company and Buyer their resignations in the form of Exhibit E; provided, that each such Seller will remain an employee of the Company, and (b) the Company will cause all other persons who are officers and directors of the Company to resign from such positions by executing and delivering to the Company and Buyer their resignations in the form of Exhibit E.

                                  ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES

     Section 2.01 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule, as of the date of this Agreement and as of the Effective Time (except to the extent that such representations and warranties speak expressly to an earlier date), the Company represents and warrants to Buyer and the Merger Sub (with the understanding that Buyer and the Merger Sub are relying on such representations and warranties in entering into and performing this Agreement) that:

         (a) Organizational Matters.

             (i) Organization, Standing and Power to Conduct Business. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona; has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified and in good standing in such jurisdiction would not have a Material Adverse Effect.

             (ii) Charter Documents. The Company has delivered to Buyer true and complete copies of the articles of incorporation and bylaws of the Company, in each case as amended to date and currently in effect (such instruments and documents, the "Charter Documents"). The Company is not in violation of any of the provisions of its Charter Documents.

             (iii) No Subsidiaries. The Company does not own, hold or have any interest in any capital stock of or other equity interests in, or rights or obligations to acquire capital stock of or other equity interests in, any Person, nor is the Company a general partner of any partnership, a member or manager of any limited liability company or in any similar function with respect to any Person.

             (iv) Powers of Attorney. There are no outstanding powers of attorney executed by or on behalf of the Company.

         (b) Capital Structure.

             (i) Capital Stock.

                 (A) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 250,000 shares of preferred stock. The authorized preferred stock consists of 20,000 shares of Class A Redeemable Preferred Stock and 230,000 shares of Class B Preferred Stock.

                 (B) At the date hereof, (1) there are 639,057 shares of Common Stock issued and outstanding, (2) there are no shares of Class A Redeemable Preferred Stock issued and outstanding, (3) there are 174,656 shares of Class B Preferred Stock issued and outstanding and (4) except as set forth (1), (2) and
(3) above, the Company has no other Outstanding Shares or issued or outstanding shares of capital stock. All of such Outstanding Shares have been duly authorized and validly issued and are fully paid, non assessable and not subject to any preemptive rights.

                 (C) No shares of Common Stock or other capital stock of the Company are held as treasury stock or are owned by the Company.

                 (D) Section 2.01(b)(i)(D) of the Company Disclosure Schedule sets forth a true and complete list of the holders of all the issued and outstanding shares of Common Stock and Class B Preferred Stock as of the date hereof and (assuming no exercise of options after the date hereof) as of the Closing Date (the "Stockholders"), showing the number of shares of Common Stock and Class B Preferred Stock held by each Stockholder as of the date hereof and (assuming no exercise of options after the date hereof) as of the Closing Date. No Person will be entitled to receive a portion of the Closing Merger Consideration, or any other payment or consideration from Buyer as a result of the transactions contemplated by this Agreement or any other Transaction Document, other than the Securityholders.

             (ii) Options and Restricted Stock Units. As of the date of this Agreement, 33,166 shares of Common Stock are reserved for issuance under the Option Plan, of which 33,166 shares of Common Stock are subject to outstanding Options granted under the Option Plan. As of the date of this Agreement, 28,729 shares of Common Stock are reserved for issuance under the Company's 2004 Restricted Stock Unit Plan (the "RSU Plan"). Included in Section 2.01(b)(ii) of the Company Disclosure Schedule is a correct and complete list, as of the date hereof, of all Outstanding Options, Restricted Stock Units, or other rights to purchase or receive shares of Common Stock granted under the Option Plan, the RSU Plan or otherwise, and, for each such Option or Restricted Stock Unit or other right (i) the number of shares of Common Stock subject thereto, (ii) the date of grant, (iii) the expiration date, (iv) the exercise price thereof, and
(v) the number of shares in which the Option has vested. All Outstanding Options and Restricted Stock Units have been granted in compliance with (x) all applicable securities laws and other Applicable Laws and (y) all requirements set forth in the Charter Documents and applicable Contracts. Each Optionholder and each holder of Restricted Stock Units is a resident of the United States.

             (iii)  Other  Securities.  Except  as  otherwise  set forth in this
Section 2.01(b), there are no capital stock or other securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to (A) issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities of the Company, (B) issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking or (C) issue or distribute to holders of any shares of capital stock of the Company any evidences of indebtedness or assets of the Company. The Company is not under any obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or, except as may be required by Applicable Laws, to pay any dividend or make any other distribution with respect thereto.

             (iv) No Agreements. There are no agreements, written or oral, between the Company and any Stockholder, or among any Stockholders relating to the acquisition (including rights of first refusal or preemptive rights), disposition, registration under the Securities Act of 1933 (the "Securities Act") or voting of the capital stock of the Company.

             (v) Compliance with Laws. All issued and outstanding shares of capital stock of the Company have been issued in compliance with all applicable securities laws and all other Applicable Laws.

         (c) Authority and Due Execution.

             (i) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company or to consummate the transactions contemplated hereby or thereby.

             (ii) Due Execution. This Agreement and each other Transaction Document to which the Company is a party has been, or upon execution and delivery will be, duly executed and delivered by the Company and, assuming due execution and delivery by Buyer and other parties hereto and thereto, constitutes, or upon execution and delivery will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (d) Non-Contravention and Consents.

             (i) Non-Contravention. The execution and delivery of this Agreement and each other Transaction Document by the Company does not, and the performance of this Agreement and each other Transaction Document by the Company will not,
(A) conflict with or violate the Charter Documents of the Company, (B) conflict with or violate any Applicable Laws or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Company or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company pursuant to, any Contract.

             (ii) Contractual Consents. No Consent under any Material Contract is required to be obtained in connection with the execution, delivery or performance of this Agreement or any other Transaction Document by the Company or the consummation of the transactions contemplated hereby or thereby.

             (iii) Governmental Consents. No Consent of any national, state, county, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi governmental authority (a "Governmental Entity") is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or any other Transaction Document by the Company or the consummation of the transactions contemplated hereby or thereby.

         (e) Financial Statements. The Company has delivered to Buyer (i) its audited consolidated financial statements (consisting of a balance sheet, statement of operations and statement of cash flows) for the years ended
November 19, 2004, November 18, 2005 and November 17, 2006 and (ii) its quarterly unaudited consolidated financial statements (consisting of a balance sheet, income statement and statement of cash flows) for the quarterly period ended May 4, 2007 (collectively, the "Financial Statements"). The Financial Statements were prepared in accordance with Company Accounting Procedures consistently applied and in accordance with historic past practices throughout the periods involved and fairly present in all material respects the consolidated financial position, results of operations and cash flows of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, whether known or unknown, accrued, unliquidated, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the most recent Financial Statements and (ii) obligations under Contracts incurred in the ordinary course of business and not required under Company Accounting Procedures to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         (f) Indebtedness. As of the Closing Date, the Company does not have any Indebtedness of any type (whether accrued, absolute, contingent, matured, unmatured or other and whether or not required to be reflected in financial statements prepared in accordance with Company Accounting Procedures) that is not fully reflected on Section 2.01(f) of the Company Disclosure Schedule.
Section 2.01(f) of the Company Disclosure Schedule lists each item of Indebtedness identifying the creditor, including name and address, the type of instrument under which the Indebtedness is owed, the amount of the Indebtedness that is principal as of the date hereof and an estimate of the amount of the Indebtedness that is accrued interest as of the date hereof. With respect to each item of Indebtedness, the Company is not in default, no payments are past due, and no circumstance exists that, with notice, the passage of time or both, could constitute a default by the Company under any item of Indebtedness. The Company has not received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any item of Indebtedness that has not been fully remedied and withdrawn. The consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party will not cause a default, breach or an acceleration, automatic or otherwise, of any conditions, covenants or any other terms of any item of Indebtedness. The Company is not a guarantor or otherwise liable for any liability or obligation (including Indebtedness) of any other Person.

         (g) Salary Increases, Bonuses and Distributions. Since December 31, 2006, there have been no (i) salary increases or bonuses, or (ii) payments for personal expenses or distributions from the Company to the Sellers or any other employee of the Company (excluding ordinary business expense reimbursements).

         (h) Litigation. There is no claim, action, suit or proceeding, or governmental inquiry or investigation, pending, or to the Knowledge of the Company, threatened against the Company, nor to the Knowledge of the Company is there any basis for any such claim, action, suit, proceeding, inquiry or investigation. There is no judgment, decree or order outstanding against the Company. Section 2.01(h) of the Company Disclosure Schedule lists all litigation that the Company has pending or threatened against other parties.

         (i) Taxes.

             (i) (A) all material Tax Returns which were required to be filed by or with respect to the Company have been duly and timely filed, (B) all items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return is true, correct and complete in all material respects, (C) all Taxes owed by the Company which are or have become due have been timely paid in full, (D) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, (E) all Tax withholding and deposit requirements imposed on or with respect to the Company have been satisfied in full in all respects, (F) there are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, except Liens for Taxes not yet due and payable, and (G) the Company is not liable for any Tax as a transferee or successor.

             (ii) Section 2.01(i)(ii) of the Company Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for the six (6) taxable years ending prior to the Closing Date, indicates those Tax Returns that have been audited, indicates those Tax Returns that are currently the subject of audit, and indicates those Tax Returns whose audits have been closed.

             (iii) There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened with respect to any Tax Return of or with respect to the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Section 2.01(i)(iii) of the Company Disclosure Schedule.

             (iv) Section 2.01(i)(iv) of the Company Disclosure Schedule lists all jurisdictions to which any material Tax is properly payable by the Company. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

             (v) There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company.

             (vi) There are no Tax allocation, sharing or indemnity agreements or arrangements affecting the Company. No payments are due or will become due by the Company pursuant to any such agreement or arrangement.

             (vii) None of the property of the Company is held in an arrangement that could be classified as a partnership for Tax purposes, and the Company does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Code), passive foreign investment company (as defined in
Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of the Company.

             (viii) None of the property of the Company is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of
Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

             (ix) The Company (or the Surviving Company as successor to the Company by merger, but only with respect to the historic business and assets of the Company) will not be required to include any amount in income for any taxable period ending after the Closing Date as a result of a change in accounting method for any taxable period beginning on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period. The Surviving Company, as successor of the Company by merger, but only with respect to the historic business and assets of the Company, will not be required to include in any period ending after the Closing Date any income that accrued in a prior period but was not recognized in any prior period as a result of the installment method of accounting, the completed contract method of accounting, the long term contract method of accounting, the cash method of accounting or otherwise.

             (x) The Company does not have any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, or by contract or otherwise. The Company is not and has never been a member of an affiliated, consolidated, combined or unitary group filing a for federal or state income tax purposes.

             (xi) The Company has not entered into any agreement or arrangement with any Taxing Authority that (i) will require any increase in taxable income or alternative minimum taxable income, or any reduction in Tax deductions or Tax credits, of the Company for any taxable period ending after the Closing Date, or
(ii) requires the Company (or any successor by merger) to take any action or to refrain from taking any action. The Company is not a party to any agreement with any Taxing Authority that would be terminated or adversely affected as a result of the transactions contemplated by this Agreement.

             (xii) To the extent applicable, the Company has properly and in a timely manner documented its transfer pricing methodology in compliance with
Section 6662(e) (and any related sections) of the Code, the Treasury regulations promulgated thereunder and any comparable provisions of state, local, domestic or foreign Tax law.

             (xiii) The Company has not participated, within the meaning of Treasury Regulations Section 1.6011-4(c), in (A) any "reportable transaction" within the meaning of Section 6011 of the Code and the Treasury Regulations thereunder, (B) any "confidential corporate tax shelter" within the meaning of
Section 6111 of the Code and the Treasury Regulations thereunder, or (C) any "potentially abusive tax shelter" within the meaning of Section 6112 of the Code and the Treasury Regulations thereunder. The Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign law).

             (xiv) The Company has not made any payments, is not obligated to make any payments, and is not a party to any plan or agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Sections 162(m), 280G (determined without regard to the exceptions contained in Sections 280G(b)(4) and 280G(b)(6)), 404 or 409A of the Code.

             (xv) As a result of the transactions contemplated herein, the Company will not recognize any income or gain as a result of or pursuant to Treasury Regulation Section 1.1502-13 (deferred intercompany gain) or Treasury Regulation Section 1.1502-19 (excess loss accounts) and the Company does not have any such gain or excess loss accounts.

             (xvi) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (1) in the two years prior to the date of this Agreement or (2) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated herein.

         (j) Title to Property and Assets.

             (i) The Company has good and marketable title to, or valid leasehold interests in, all of its tangible properties and assets (real, personal and mixed, including the Real Property) used or held for use in its business or reflected in the Financial Statements. None of such properties or assets is subject to any Lien of any nature whatsoever.

             (ii) Section 2.01(j)(ii) of the Company Disclosure Schedule sets forth a list of (A) all real property that is currently owned by the Company (the "Owned Real Property"), and (B) all real property currently leased by the Company or otherwise used or occupied by the Company for the operation of its business (the "Leased Real Property"), the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental payable under any such lease. The Company has delivered to Buyer true and complete copies of
(A) any title policy and the deed of the Company with respect to the Owned Real Property, and (B) all leases, lease guaranties, subleases or other agreements of the Company for the leasing, use or occupancy of, or otherwise granting a right in or relating to, the Leased Real Property, including all amendments, terminations and modifications thereof (the "Lease Agreements"). All Lease Agreements are valid and enforceable and not in default, no rentals are past due, and no circumstance exists that, with notice, the passage of time or both, could constitute a default under any Lease Agreement by the Company or, to the Knowledge of the Company, by any other party thereto. The Company has not received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any Lease Agreement that has not been fully remedied and withdrawn. The consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party will not affect the enforceability against any Person of any such Lease Agreement or the rights of the Company to the continued use and possession of the Leased Real Property for the conduct of business as presently conducted. The Real Property is in good operating condition and repair, to the Knowledge of the Company, free from any material structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties and is suitable for the conduct of the business as presently conducted. Section 2.01(j)(ii) of the Company Disclosure Schedule also sets forth a list of the real property that was formerly owned by the Company.

             (iii) Section 2.01(j)(iii) of the Company Disclosure Schedule lists all material items of equipment owned or leased by the Company. Such equipment is adequate for the conduct of the business of the Company as currently conducted and in suitable operating condition, regularly and property maintained, subject to normal wear and tear.

             (iv) The Company has sole and exclusive ownership, free and clear of any Liens, or the valid right to use, unrestricted by contract, all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to current and former customers of the Company. No Person other than the Company possesses any licenses, claims or rights with respect to the use of any such customer information owned by the Company.

         (k) Intellectual Property.

             (i) The Company owns, is licensed or otherwise possesses legally transferable and enforceable rights to use all Intellectual Property that is necessary for the conduct of, or used in, the business of the Company as presently conducted, and such rights will not be adversely affected by the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party. The Company has not licensed any of its Intellectual Property, including in source code form, to any party or entered into any exclusive or non-exclusive licenses or agreements relating to any of its Intellectual Property with any party, except for licenses and distribution agreements listed in Section 2.01(k)(i) of the Company Disclosure Schedule. As used in this Agreement, "Intellectual Property" will mean any or all of the following and all rights in, arising out of or associated therewith: (A) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof, (B) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists and all documentation relating to any of the foregoing, (C) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world, (D) all Software, (E) all industrial designs and any registrations and applications therefor throughout the world, (F) all maskworks and any registrations and applications therefor throughout the world, (G) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefore throughout the world, (H) all databases, design databases, schematics and data collections and all rights therein throughout the world, and (I) any similar or equivalent rights to any of the foregoing anywhere in the world.

             (ii) Section 2.01(k)(ii) of the Company Disclosure Schedule sets forth a true, correct and complete list of (A) all computer programs (source code or object code) owned by the Company (collectively, the "Owned Software"), and (B) all computer programs (source code or object code) licensed to the Company by any third party excluding any standard, off the shelf software acquired by the Company for less than $3,000 (individually) (collectively, the "Licensed Software" and, together with the Owned Software, the "Software"). The Company has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Liens. The Company is in actual possession of the source code and object code for each computer program included in the Owned Software. The Company is in actual possession of the object code and user manuals (if any) for each computer program included in the Licensed Software. No person other than the Company has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof. Except for the Licensed Software, all software code that comprises any of the Company's products or that was or is used in the design or development of any the Company's products was either (A) developed by employees of the Company within the scope of their employment, (B) developed by independent contractors who have expressly assigned their rights and interest therein to the Company pursuant to written agreements or (C) otherwise acquired by the Company from a third party pursuant to a written agreement in which the ownership rights therein were expressly assigned to the Company. No source code of any of the Company's products has been licensed or otherwise provided to another person, and all such source code has been safeguarded and protected as trade secrets of the Company. None of the Company's products contains or incorporates, in whole or in part, or is distributed with any Open Source Software, or programming code, documentation or other materials or development environments obtained from any person other than the Company.

             (iii) Section  2.01(k)(iii) of the Company Disclosure Schedule sets forth a true and complete list of (A) all patents and patent applications, all registered and unregistered trademarks, tradenames, service marks and copyrights, and all registered maskwork rights included in the Intellectual Property of the Company, showing the jurisdictions in which each such Intellectual Property right has been issued or registered (if applicable) or in which any application for such issuance or registration has been filed (if applicable), (B) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property of the Company and (C) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights (collectively, "Third Party Intellectual Property Rights") that are incorporated in, are or form a part of any product or service offering of the Company, including products or service offerings that are currently under development.

             (iv) To the Knowledge of the Company,  there is no, and there never has been any, unauthorized use, disclosure, infringement or misappropriation, or any allegation made thereof, of any Intellectual Property rights of the Company by any third party, including any employee or former employee of the Company. There is no, and there never has been any, unauthorized use, disclosure, infringement or misappropriation, or any allegation made thereof, of any Intellectual Property rights of any third party by the Company or, to the Knowledge of the Company, by any employee of the Company. There is no, and there never has been any, unauthorized use, disclosure, infringement or misappropriation of any Third Party Intellectual Property Rights by the Company or, to the Knowledge of the Company, by any current or former employee of the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property or Third Party Intellectual Property Rights.

             (v) The Company is not or, as a result of the execution, delivery or performance of this Agreement or any other Transaction Document by the Company or the consummation of any transaction contemplated hereby or thereby, will not be in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

             (vi) All patents, registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The Company (A) has not been sued in any action, suit or proceeding that involves, nor has it otherwise been notified of, an objection or claim of infringement of any of its Intellectual Property or any patents, trademarks, service marks or copyrights or violation of any trade secret or other proprietary right of any third party, and
(B) has  not  brought  any  action,  suit  or  proceeding  for  infringement  of
Intellectual   Property  or  breach  of  any  license  or  agreement   involving
Intellectual Property against any third party. The manufacturing, use, marketing, licensing, offer for sale, or sale of the Company's products or service offerings does not infringe, or has not been claimed to the Company to infringe, any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

             (vii) The Company has secured written assignments from all Persons who contributed to the creation or development of the Intellectual Property of the Company of the rights to such contributions that are not already owned by the Company by operation of law.

             (viii) The Company has taken all commercially reasonable steps to protect its rights in the Company's Intellectual Property, and to preserve the confidentiality of all material Intellectual Property of the Company not otherwise protected by patents, patent applications or copyright (collectively, "Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party, except where the failure to have a written agreement would not have a Material Adverse Effect. All use, disclosure, or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information or is otherwise lawful.

         (l) Accounts Receivable.

             Section 2.01(l) of the Company Disclosure Schedule sets forth a list of all accounts receivable of the Company as of the date of the latest balance sheet included in the Financial Statements, together with a range of days elapsed since invoice for each such account receivable, and the aggregate amount of reserves or allowances for doubtful accounts included on such balance sheet. All of such accounts receivable are bona fide, arose in the ordinary course of business and are carried at values determined in accordance with Company Accounting Procedures consistently applied and in accordance with historic past practice less any reserves for doubtful accounts. No Person has any Lien on any of such accounts receivable, and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable.

         (m) Compliance; Permits.

             (i) Compliance. The Company is not, in any material respect, in conflict with, or in default or in violation of, any Applicable Laws. No investigation or review by any Governmental Entity is pending, or to the Knowledge of the Company, has been threatened, against the Company. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company.

             (ii) Permits. The Company holds, to the extent required by Applicable Law, all franchises, permits, licenses, variances, exemptions, orders and approvals from Governmental Entities ("Permits") for the operation of the business of the Company as presently conducted, except where the failure to have a Permit would not have a Material Adverse Effect. Section 2.01(m)(ii) of the Company Disclosure Schedule contains a complete list of all such Permits. No suspension or cancellation of any such Permit is pending or, to the Knowledge of the Company, threatened, and the Company is in compliance in all material respects with the terms of such Permits.

         (n) Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any other Transaction Document to which the Company is a party or any transaction contemplated hereby or thereby.

         (o) Restrictions on Business Activities. The Company has not entered into any agreement under which the Company is, or Buyer or the Surviving Company after the Closing will be, restricted from selling, licensing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of any market.

         (p) Employment Matters. Except as contemplated by this Agreement or any other Transaction Document, to the Knowledge of the Company, no executive, key employee or group of employees has any plan or intention to terminate employment with the Company. None of the employees of the Company is represented by a labor union, and the Company is not subject to any collective bargaining or similar agreement with respect to any of its employees. None of the Company, nor to the Knowledge of the Company, any employee or representative of the Company, has committed or engaged in any unfair labor practice in connection with the conduct of the business of the Company, and there is no action, suit, claim, charge or complaint against the Company pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any employee of the Company, including charges of unfair labor practices or discrimination complaints.

         (q) Employee Benefit Plans.

             (i) Section 2.01(q) of the Company Disclosure Schedule lists each Employee Benefit Plan (as defined in clause (xvii) of this Section) that the Company or any ERISA Affiliate (as defined in clause (xvii) of this Section) maintains or to which the Company or any ERISA Affiliate contributes or is a participating employer (collectively, the "Company Benefit Plans"). With respect to each Company Benefit Plan, the Company has delivered to Buyer true and complete copies of the plan documents and summary plan descriptions, and, if applicable, the most recent determination letter (or opinion letter) received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent actuarial reports (including any estimates of retiree medical liabilities), the most recent Pension Benefit Guaranty Corporation ("PBGC") Form 1 and all related trust agreements, insurance contracts and other funding agreements associated with such Company Benefit Plan.

             (ii) Except for benefits payable under the terms of any Company Benefit Plan that arise in the ordinary course of plan administration and expenses associated with any Company Benefit Plan that arise in the ordinary course of plan administration, with respect to each Company Benefit Plan (and each related trust, insurance contract or fund), no event has occurred and there exists no condition or set of circumstances, in connection with which the Company or any ERISA Affiliate would be subject to any liability under ERISA, the Code or any other Applicable Law.

             (iii) Each Company Benefit Plan (and each related trust, insurance contract or fund) has been administered and operated in all material respects in accordance with the terms of the applicable controlling documents and with the applicable provisions of ERISA, the Code and all other Applicable Laws. Each Company Benefit Plan (including any material amendments thereto) that is capable of approval by, or registration for or qualification for special tax status with, the appropriate taxation, social security or supervisory authorities in the relevant jurisdiction has received such approval, registration or qualification or there remains a period of time in which to obtain such approval, registration or qualification retroactive to the date of any material amendment that has not previously received such approval, registration or qualification.

             (iv) All required reports, descriptions and disclosures have been filed or distributed appropriately with respect to each Company Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met with respect to each Employee Welfare Benefit Plan (as defined in clause (xvii) of this Section) that is a "group health plan" as defined in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

             (v) All contributions (including all employer contributions and employee salary reduction contributions) that are due and owing have been paid to each Company Benefit Plan (or related trust or held in the general assets of the Company or one or more ERISA Affiliates or accrued, as appropriate), and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each Company Benefit Plan or accrued in accordance with the past custom and practice of the Company and the ERISA Affiliates. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Company Benefit Plan that is an Employee Welfare Benefit Plan.

             (vi) Each Company Benefit Plan that is an Employee Pension Benefit Plan (as defined in clause (xvii) of this Section) and that is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code meets such requirements and has either received or applied for (or has time remaining to apply for) a favorable determination letter (or, in the case of a prototype plan, an opinion letter) from the Internal Revenue Service within the applicable remedial amendment periods. The Company has not employed any part-time employees (within the definition of "part-time" employees in the Company's employee handbook) and, as a result, no such part-time employees have been excluded from participation in a Company Benefit Plan that is an Employee Pension Benefit Plan to meet the requirements of a "qualified plan" under Section 401(a) of the Code.

             (vii) Neither the Company nor any ERISA Affiliate has ever maintained or contributed to an Employee Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA.

             (viii) Neither the Company nor any ERISA Affiliate has ever maintained or contributed to a trust that is subject to Section 501(c)(9) of the Code.

             (ix) Neither the Company nor any ERISA Affiliate maintains or contributes to, nor has the Company or any ERISA Affiliate ever maintained or contributed to, any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code) that cannot be unilaterally terminated by the Company or an ERISA Affiliate.

             (x) Neither the Company nor any ERISA Affiliate, nor to the Knowledge of the Company, any employee or representative of the Company or any ERISA Affiliate, has made any oral or written representation or commitment with respect to any aspect of any Company Benefit Plan that is not in accordance with the written or otherwise preexisting terms and provisions of such Company Benefit Plan. Neither the Company nor any ERISA Affiliate has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any number or category of its employees that would prevent, restrict or impede the implementation of any lay off, redundancy, severance or similar program within its or their respective workforces (or any part of them).

             (xi) There are no unresolved claims or disputes under the terms of, or in connection with, any Company Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any such claim or dispute.

             (xii) With respect to each Company Benefit Plan that the Company or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes or has ever contributed:

                 (A) There have been no Prohibited Transactions (as defined in clause (xvii) of this Section) with respect to any such Company Benefit Plan that would subject the Company or any ERISA Affiliate to a tax or penalty in an amount in excess of $10,000 imposed pursuant to Section 4975 of the Code or
Section 502(c), (i) or (l) of ERISA.

                 (B) Neither the Company nor any ERISA Affiliate (by way of indemnification, directly or otherwise) nor, to the Knowledge of the Company, any Fiduciary (as defined in clause (xvii) of this Section) has any liability for breach of fiduciary duty or any failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan.

                 (C) No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Company Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, there is no basis for any such action, suit, proceeding, hearing or investigation.

                 (D) Neither Buyer nor the Company has or will have after the Closing Date any liability relating to any Employee Benefit Plan maintained by an ERISA Affiliate except the Company Benefit Plans.

             (xiii) Neither the Company nor any ERISA Affiliate contributes to or has ever contributed to any multiple employer plan or Multiemployer Plan (as defined in clause (xvii)) of this Section) or has any liability (including withdrawal liability) under any Multiemployer Plan.

             (xiv) No Company Benefit Plan provides health benefits (whether or not insured), with respect to employees after retirement or other termination of service (other than coverage mandated by Applicable Laws).

             (xv) The execution of this Agreement and any other Transaction Document by the Company and the consummation of the transactions contemplated hereby or thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Company or any ERISA Affiliate. There is no contract, agreement, plan or arrangement with an employee to which the Company or any ERISA Affiliate is a party that, individually or collectively and as a result of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party (whether alone or upon the occurrence of any additional or subsequent events), would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to
Section 280G of the Code.

             (xvi) Except as otherwise contemplated by this Agreement or any other Transaction Documents, neither the execution and delivery of this Agreement or any other Transaction Document to which the Company is a party nor the consummation of the transactions contemplated hereby or thereby will (A) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any officer, director or employee of the Company, (B) materially increase any benefits otherwise payable by the Company or (C) result in the acceleration of the time of payment or vesting of any such benefits.

             (xvii) For purposes of this Agreement, the following terms will have the respective meanings indicated below:

                 (A) "Employee Benefit Plan" means (1) any nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (2) any qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (3) any qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), (4) any Employee Welfare Benefit Plan or fringe benefit plan or program, (5) any profit sharing, bonus, stock option, stock purchase, consulting, employment, severance or incentive plan, agreement or arrangement or (6) any plan, agreement or arrangement providing benefits related to clubs, vacation, childcare, sabbatical or sick leave that is sponsored, maintained or contributed to by the Company or any ERISA Affiliate for the benefit of the employees, former employees, independent contractors or agents of the Company or any ERISA Affiliate or has been so sponsored, maintained or contributed to at any time prior to the Closing Date.

                 (B) "ERISA Affiliate" means any subsidiary or other entity that would be considered a single employer with the Company or a subsidiary within the meaning of Section 414 of the Code.

                 (C) "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA;

                 (D) "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA

                 (E) "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

                 (F)  "Prohibited  Transaction"  has the  meaning  set  forth in
Section 406 of ERISA and Section 4975 of the Code.

                 (G) "Fiduciary" has the meaning set forth in Section 3(21) of ERISA.

         (r) Environmental Matters.

             (i) The Real Property and the business and operations of the Company as currently conducted with respect to each of the foregoing are, and within the relevant time periods specified under all applicable statutes of limitations have been, in compliance in all material respects with all Environmental Laws (as defined in clause (viii) of this Section).

             (ii) All material Environmental Permits required under Environmental Laws in connection with the Real Property and the business and operations of the Company as currently conducted with respect to each of the foregoing, have been obtained, and are currently in full force and effect in all material respects and there are no conditions or circumstances under which any such existing Environmental Permit could be revoked or any pending application for any new Environmental Permit or renewal of any existing Environmental Permit could reasonably be expected to be protested or denied.

             (iii) The Real Property and the business and operations of the Company with respect to each of the foregoing are not subject to any pending or, to the Knowledge of the Company and any Seller, threatened Environmental Claims, nor has the Company received any notice of violation, noncompliance, or enforcement that is currently pending.

             (iv) There has been no Release (as defined in clause (viii) of this Section) or, to the Knowledge of the Company, threatened Release, of Hazardous Materials (as defined in clause (viii) of this Section) at, on, under or from any of the Real Property or in connection with the business of the Company in violation of Environmental Laws or in a manner that could give rise to any material liability under Environmental Laws and there are no remediations, abatements, removals, or monitorings or, to the Knowledge of the Company, investigations, of Hazardous Materials required under any Environmental Laws with respect to the Real Property or the Business.

             (v) The Company has not received any written notice asserting any alleged liability or obligation under any applicable Environmental Laws with respect to the Release or threatened Release of any Hazardous Materials generated by the Company at any location offsite of the Real Property and, to the Knowledge of the Company, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

             (vi) To the Knowledge of the Company, there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations of the Company that could form the basis for an Environmental Claim or any other claim for damages or compensation.

             (vii) The Company has provided to Buyer true and complete copies of all internal and external environmental audits and studies, and all material correspondence on substantial environmental matters that are not subject to attorney-client privilege, in its possession or control, relating to the Real Property or the business of the Company.

             (viii) For purposes of this Agreement, the following terms will have the respective meanings indicated:

                 (A) "Environmental Claim" means any claim, demand, suit, inquiry, action, order, proceeding, loss, cost, expense, liability, penalty, or damages arising, incurred, or otherwise asserted pursuant to any Environmental Law.

                 (B) "Environmental Law" means any Applicable Law of any Governmental Entity pertaining to health, safety or the environment (including any natural resource damages, any generation, use, storage, treatment, disposal, Release, threatened Release, discharge, or emission of Hazardous Materials into the indoor or outdoor environment, and any exposure to Hazardous Materials) in effect in any jurisdiction in which the Company is conducting or at any time has conducted operations or where the Real Property is located, and any judicial or administrative interpretation (including, but not limited to, any judicial or administrative order, consent decree, judgment or settlement) thereof, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Oil Pollution Act of 1990, the Toxic Substances Control Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right To Know Act, and the Occupational Safety and Health Act, as each has been amended from time to time and all other environmental conservation and protection laws.

                 (C) "Environmental Permit" means any permit, approval, identification number, license, registration, consent, exemption, variance, or other authorization required under or issued pursuant to any applicable Environmental Law.

                 (D) "Hazardous Material" means any substance regulated or as to which liability might arise under any applicable Environmental Law including any: (1) chemical, product, material, substance or waste defined or included in the definition of "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "extremely hazardous waste," "solid waste," "toxic waste," "extremely hazardous substance," "toxic substance," "toxic pollutant," "contaminant," "pollutant," or words of similar meaning or import found in any applicable Environmental Law; (2) asbestos containing materials; (3) polychlorinated biphenyls; (4) urea formaldehyde foam insulation;
(5) radon gas; (6) petroleum hydrocarbons,  petrochemical or petroleum products;
(7) underground storage tanks, whether empty, filled or partially filled with any substance; and (8) radioactive material, waste and pollutants, radiation, radionuclides and their progeny, or nuclear waste including used nuclear fuel.

                 (E) "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

         (s) Material Contracts. Section 2.01(s) of the Company Disclosure Schedule sets forth a list of all Material Contracts including the name of the parties thereto, the date of each such Material Contract and each amendment thereto. All Material Contracts are in full force and effect. All Material Contracts are valid and enforceable and not in default, no payments or other obligations are past due, and no circumstance exists that, with notice, the passage of time or both, could constitute a default under any Material Contract by the Company or, to the Knowledge of the Company or the Sellers, by any other party thereto. The Company has not received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any Material Contract that has not been fully remedied and withdrawn. The consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party will not affect the enforceability against any Person of any such Material Contract. The Company has provided Buyer with true and complete copies of all Material Contracts including all amendments, terminations and modifications thereof.

         (t) Insurance.

             (i) The Company has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has been engaged during such period.

             (ii) Section 2.01(t)(ii) of the Company Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability or workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured or otherwise the beneficiary of coverage: (A) the name, address and telephone number of the agent; (B) the name of the insurer, the name of the policyholder and the name of each covered insured; (C) the policy number and the period of coverage; (D) the scope and amount of coverage (including an indication of whether the coverage was on a claims made, occurrence or other basis and a description of how deductibles and ceilings are calculated and operate); and (E) a description of any retroactive premium adjustments or other loss sharing arrangements. Each of such insurance policies is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following consummation of the transactions contemplated by this Agreement and any other Transaction Document. Neither the Company, nor to the Knowledge of the Company, any other Person, is in breach or default under any such insurance policy (including with respect to the payment of premiums or the giving of notices), and to the Knowledge of the Company, no event has occurred that, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination, modification or acceleration, under any such insurance policy. To the Knowledge of the Company, no party to any such insurance policy has repudiated any provision thereof.

             (iii) Section 2.01(t)(iii) of the Company Disclosure Schedule describes any self insurance arrangements affecting the Company.

         (u) Transactions with Related Parties. No employee, officer, director or Stockholder of the Company, nor any member of his or her immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Knowledge of the Company, none of such Persons has any direct or indirect ownership interest in (i) any Person with which the Company is Affiliated or with which the Company has a business relationship or (ii) any Person that competes with the Company (other than the ownership of less than five percent (5%) of the outstanding class of publicly traded stock in publicly traded companies that may compete with the Company). To the Knowledge of the Company, no officer, director or Stockholder, nor any member of his or her immediate family, is, directly or indirectly, interested in any Material Contract (other than such contracts as relate to any such Person's ownership of capital stock of the Company).

         (v) Books and Records. The minute books of the Company contain complete and accurate records in all material respects of all meetings and other corporate actions of the stockholders and board of directors (including committees thereof) of the Company. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. True and complete copies of the minute books and the stock ledger of the Company have been made available to Buyer and will be delivered to Buyer at the Closing. The Company maintains and will continue to maintain up to Closing a standard system of accounting established and administered in accordance with Company Accounting Procedures including, but not limited to, complete books and records in written or electronic form.

         (w) Absence of Changes. Since December 31, 2006, there has not occurred, and the Company does not have Knowledge of, any Material Adverse Effect. Since such date, the Company has conducted its business only in the ordinary course of business consistent with past practices, and the Company has not:

             (i) failed to use commercially reasonable efforts to preserve intact the Company's present business organization and to keep available the services of its present officers, managerial personnel and key employees or independent contractors and preserve its relationships with customers, suppliers and others having business dealings with it; or

             (ii) failed to use commercially reasonable efforts to maintain its assets in their current condition, except for ordinary wear and tear, or failed to repair, maintain, or replace any of its equipment in accordance with the Company's normal maintenance procedures; or

             (iii) amended, terminated, or failed to use commercially reasonable efforts to renew any Material Contract; or

             (iv) entered into any Material Contract; or

             (v) accelerated, terminated, modified, or canceled, or received notice of such from any other Person, any Material Contract (or series of related Material Contracts) to which the Company is a party or by which the Company or its assets are bound; or

             (vi) granted any license or sublicense of any rights under or with respect to any of its Intellectual Property except in the ordinary course of business; or

             (vii) made or pledged to make any charitable or other capital contribution; or

             (viii) adopted or amended any Employee Benefit Plan, or increased in any manner the compensation or benefits of any officer, director, or employee or other personnel (whether employees or independent contractors); or

             (ix) terminated any employee; or

             (x) acquired (including by merger, consolidation, or the acquisition of any equity interest or assets) or sold (whether by merger, consolidation, or the sale of an equity interest or assets), leased, or disposed of any assets except in the ordinary course of business and consistent with past practice or, even if in the ordinary course of business and consistent with past practices, whether in one or more transactions, in no event involving assets having an aggregate fair market value in excess of $50,000; or

             (xi) mortgaged, pledged, or subjected to any Lien any of its assets; or

             (xii) except as required by Applicable Law, or circumstances which did not exist as of such date, changed any of the accounting principles or practices used by it; or

             (xiii) changed its practices and procedures with respect to the collection of accounts receivable or offered to discount the amount of any account receivable or extended any other incentive (whether to the account debtor or any employee or third party responsible for the collection of receivables) with respect thereto; or

             (xiv) paid any dividend or otherwise made any other distribution to any Stockholder or purchase or acquire any shares of capital stock or other securities of the Company; or

             (xv) incurred any Indebtedness not in the ordinary course of business or, whether or not in the ordinary course of business, incurred any Indebtedness greater than $25,000; or

             (xvi) failed to pay any Indebtedness or any other accounts payable as it became due, or changed its existing practices and procedures for the payment of Indebtedness or other accounts payable; or

             (xvii) incurred or committed to incur any capital expenditures except to the extent necessary to operate the Company's business and in the ordinary course of business consistent with past practices; or

             (xviii) entered into any Material Contracts that are performable after the Closing other than contracts entered into in the ordinary course of business consistent with past practices; or

             (xix) agreed to or made any commitment, orally or in writing, to take any actions prohibited by this Agreement.

         (x) Products and Services. (i) There are no warranties express or implied, written or oral, with respect to the products or services of the Company, (ii) the products of the Company conform in all material respects to their applicable specifications, and (iii) there are no pending or, to the Knowledge of the Company, threatened claims with respect to any such products or services, and the Company has no liability with respect to such products or services, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

         (y) Disclosures. Neither this Agreement (including any Exhibit or Schedule hereto) nor any other Transaction Document to which the Company is a party nor any certificate furnished to Buyer in connection with the transactions contemplated in this Agreement or any other Transaction Document to which the Company is a party, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company has no Knowledge of any information or fact that has or would have a Material Adverse Effect on the Company that has not been disclosed to Buyer in this Agreement (including the Exhibits and Schedules hereto).

         (z) Required Stockholder Approval. (i) The affirmative vote of at least a majority of the Outstanding Shares as of the record date of the meeting at which such vote is taken, and (ii) the affirmative vote of at least of a majority of the Class B Preferred Stock as of the record date of the meeting at which such vote is taken, are the only vote or consent of the holders of any capital stock of the Company necessary pursuant to the Company's Charter Documents and the ABCA to approve this Agreement and any other Transaction Document and the transactions contemplated hereby or thereby (collectively, the "Required Stockholder Approval").

         (aa) Export Control Laws. The Company has conducted its export transactions, if any, at all times in compliance with applicable provisions of all Applicable Laws relating to export controls and regulations. Without limiting the foregoing:

             (i) The Company has obtained all material export licenses and other approvals required for the Company's export of technologies, each of which are listed on Section 2.01(aa) of the Company Disclosure Schedule;

             (ii) The Company is in compliance in all material respects with the terms of such applicable export licenses or other export approvals;

             (iii) There are no pending or threatened claims against the Company with respect to such export licenses or other approvals; and

             (iv) There are no actions, or, to the Knowledge of the Company, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims or liabilities.

         (bb) No Other Representations. The Company is not making any representations or warranties, expressed or implied, of any nature whatsoever except as specifically set forth in this Agreement (including any Exhibit or Schedule hereto).

     Section 2.02 Representations and Warranties of the Sellers. Each Seller, severally with respect to itself and not jointly, represents and warrants to Buyer as follows (with the understanding that Buyer and the Merger Sub are relying on such representations and warranties in entering into and performing this Agreement):

         (a) Owners of Shares. As of the date of this Agreement, each Seller is the holder of record and owns beneficially that number of shares of Common Stock and/or Class B Preferred Stock of the Company as set forth opposite each Seller's name on Exhibit B, and, as of the Closing Date, will be the holder of record and will own beneficially such number of shares of such capital stock (collectively, the "Seller's Company Capital Stock"), in each case free and clear of any Liens. Each Seller does not have, and will not have, the right to acquire, any capital stock or other ownership interest in the Company, except pursuant to Outstanding Options.

         (b) Authority. Each Seller has full legal capacity to execute and deliver this Agreement and the other Transaction Documents to which such Seller is a party and to perform the obligations of such Seller hereunder and thereunder. This Agreement and such Transaction Documents and the consummation by such Seller of the transactions contemplated hereby or thereby have been, or upon execution and delivery will be, duly and validly executed and delivered by such Seller and constitute, or upon execution and delivery will constitute, a valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (c) Non Contravention and Consents.

             (i) Non-Contravention. The execution and delivery by each Seller of this Agreement and each other Transaction Document to which such Seller is a party do not, and the performance by each Seller of this Agreement and each other Transaction Document to which such Seller is a party will not, (A) conflict with or violate any Applicable Laws or (B) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of such Seller or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Seller's Company Capital Stock pursuant to, any obligation to which such Seller is a party or by which such Seller may be bound.

             (ii)  Contractual  Consents.  No  Consent  under  any  Contract  is required to be obtained in connection with the execution, delivery or performance of this Agreement or any other Transaction Document by any Seller or the consummation by such Seller of the transactions contemplated hereby or thereby.

             (iii) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by any Seller in connection with the execution, delivery and performance of this Agreement or any other Transaction Document by such Seller or the consummation by such Seller of the transactions contemplated hereby or thereby.

         (d) Certain Contracts. Except as set forth in Section 2.01(u) of the Company Disclosure Schedule, such Seller is not, and no Affiliate of such Seller is, a party to any Contract with the Company or any Contract in any manner relating to or in any way affecting Sellers' Outstanding Shares.

         (e) Brokers' and Finders' Fees. No Seller has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any other Transaction Document to which such Seller is a party or any transaction contemplated hereby or thereby.

         (f) Disclosures. Neither this Agreement (including any Exhibit or Schedule hereto) nor any other Transaction Document to which such Seller is a party nor any certificate furnished to Buyer by such Seller in connection with the transactions contemplated in this Agreement or any other Transaction Document to which any Seller is a party, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. No Seller has any knowledge of any information or fact that has or would have a Material Adverse Effect on the Company that has not been disclosed to Buyer in this Agreement (including the Exhibits and Schedules hereto).

         (g) No Other Representations. Sellers are not making any representations or warranties, expressed or implied, of any nature whatsoever except as specifically set forth in this Agreement (including any Exhibits or Schedules hereto).

     Section 2.03 Representations and Warranties of Buyer and Merger Sub. Buyer and the Merger Sub each represent and warrant to the Company as follows (with the understanding that the Company and the Sellers are relying on such representations and warranties in entering into and performing this Agreement):

         (a) Organization, Standing and Power. Each of Buyer and the Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         (b) Authority and Due Execution. Each of Buyer and the Merger Sub has all requisite corporate power and authority to enter into this Agreement and any other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer or the Merger Sub is a party and the consummation by Buyer or the Merger Sub of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of Buyer and the Merger Sub, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer and the Merger Sub or to consummate the transactions contemplated hereby or thereby. This Agreement and the other Transaction Documents to which Buyer or the Merger Sub is a party have been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of Buyer or the Merger Sub enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (c) Non-Contravention and Consents.

             (i) Non-Contravention. The execution and delivery of this Agreement and each other Transaction Document by Buyer and the Merger Sub does not, and the performance of this Agreement and each other Transaction Document by Buyer and the Merger Sub will not, (A) conflict with or violate Buyer's or the Merger Sub's certificate or articles of incorporation or bylaws, in each case as amended to date and currently in effect, or (B) conflict with or violate any Applicable Laws or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Buyer or the Merger Sub or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of Buyer's or the Merger Sub's assets or properties pursuant to, any obligation to which Buyer or the Merger Sub is a party or by which Buyer or the Merger Sub may be bound.

             (ii) Contractual Consents. No Consent under any agreement to which Buyer or the Merger Sub is a Party is required to be obtained in connection with the execution, delivery or performance of this Agreement or any other Transaction Document by Buyer or the Merger Sub or the consummation of the transactions contemplated hereby or thereby.

             (iii) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Buyer or the Merger Sub in connection with the execution, delivery and performance of this Agreement or any other Transaction Document by Buyer or the Merger Sub or the consummation of the transactions contemplated hereby or thereby.

         (d) Brokers' and Finders' Fees. Neither Buyer nor the Merger Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any other Transaction Document to which Buyer or the Merger Sub is a party or any transaction contemplated hereby or thereby.

         (e) Sufficient Funds. Buyer has sufficient funds available to pay the Merger Consideration and to perform its other obligations pursuant to this Agreement.

         (f) Independent Investigation. Buyer and Merger Sub acknowledge that, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY AND SELLERS HAVE NOT MADE, AND THE COMPANY AND SELLERS HEREBY EXPRESSLY DISCLAIM AND NEGATE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER RELATING TO THE COMPANY, ITS ASSETS OR BUSINESS (INCLUDING ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). As of the date of this Agreement, Buyer is not aware of any breach of the representations or warranties made by the Company or Sellers in Sections 2.01 and 2.02.

                                 ARTICLE THREE
                                    COVENANTS

     Section 3.01 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto will use commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement or any other Transaction Document. Without limiting the generality of the foregoing, if, after the Closing Date, Buyer or the Surviving Company seeks indemnification or recovery from one or more other parties to a Material Contract or otherwise seeks to enforce such Material Contract and, in order to obtain such indemnification, recovery or enforcement, it is necessary for any Seller to initiate a suit, participate in any enforcement proceeding or otherwise provide assistance to Buyer or the Surviving Company, then, at the request and the sole expense of Buyer, such party will take such action as Buyer may reasonably request in connection with Buyer's or the Surviving Company's efforts to obtain such indemnification, recovery or enforcement.

     Section 3.02 Non-Solicitation and Non-Competition. Each Seller other than Midwest, severally with respect to itself and not jointly, agrees as follows:

         (a) Non-Solicitation.

             (i) The Sellers acknowledge and agree that the proprietary information of the Company includes confidential data pertaining to customers of the Company, that such data and goodwill are valuable and unique assets of the Company's business and that the success or failure of the Company's highly specialized business is dependent in large part upon the ability of the Company and its Affiliates to establish and maintain close and continuing personal contacts and working relationships with such customers, and to develop proposals which are specifically devised, refined and adjusted to meet, satisfy and coincide with the interests and requirements of such customers. Therefore, until the later of (a) two years after the Effective Date, and (b) one year after

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

termination of such Seller's employment with the Surviving Company or one of its Affiliates, each Seller agrees that it will not, for any reason, individually or collectively or in conjunction with others, directly or indirectly, solicit any customer or prior customer of the Company or the Surviving Company to terminate such customer's relationship with the Surviving Company or to become a customer of the Sellers or any other Person, if the Sellers or such other Person offers products or services which are competitive with those offered by the Surviving Company.

             (ii) The Sellers acknowledge that the success of the Company's and the Surviving Company's business is dependent in large part upon the ability of the Surviving Company to attract, hire and retain experienced, qualified employees. Therefore, until the later of (a) two years after the Effective Date, and (b) one year after termination of such Seller's employment with the Surviving Company or one of its Affiliates, each Seller agrees that it will not, for any reason, individually or collectively or in conjunction with others, on its own behalf or on behalf of any other person, business or entity, directly or indirectly: (A) solicit the services of any employee or former employee or agent of the Company or the Surviving Company, or (B) solicit any of the employees or agents of the Surviving Company to terminate their employment or agency with the Surviving Company.

         (b) Non-Competition. For the period beginning on the Closing Date and ending on the later of (a) two years after the Closing Date and (b) one year after such Seller ceases to be an employee of the Surviving Company or one of its Affiliates for any reason, each Seller will not, and each Seller will ensure that any Person directly or indirectly controlling, controlled by or under common control with such Seller will not, directly or indirectly manage, operate, control, participate in, engage in or become interested in or connected with in any way with (including as a partner, stockholder, member, manager, investor, owner, director, officer, employee, agent or consultant, except with respect to the ownership of five percent (5%) or less of the outstanding capital stock or partnership interests of a publicly traded corporation or partnership), or lend any money to or guaranty any obligations of (except with respect to the ownership of five percent (5%) or less of the outstanding debt securities of a publicly traded corporation or partnership) any Person that is engaged in a business that is competitive with the Business of the Surviving Company at the Closing Date, anywhere within the United States.

         (c) Interim Relief. The Sellers acknowledge that damages alone would be an insufficient remedy for Buyer, the Surviving Company and their Affiliates, and that Buyer, the Surviving Company and their Affiliates would suffer irreparable injury, if the Sellers violate this Section 3.02. Accordingly, Buyer, the Surviving Company and their Affiliates, upon application to a court of competent jurisdiction, will be entitled to injunctive relief to enforce the provisions of this Section 3.02 in the event of any breach, or threatened breach, of its terms. The Sellers will reimburse Buyer, the Surviving Company and their Affiliates for any costs and expenses (including reasonable legal fees) incurred by Buyer, the Surviving Company and their Affiliates in connection therewith. Buyer's, the Surviving Company's and their Affiliates' right to seek injunctive relief pursuant to this Section 3.02 will be in addition to any other remedies they may have at law or in equity. Buyer, the Surviving Company and their Affiliates will additionally be entitled to reasonable attorneys' fees incurred in enforcing the provisions of this Agreement. No waiver of any violation of this Agreement will be implied from any failure by Buyer, the Surviving Company or their Affiliates to take action under this subsection.

         (d) Reasonable Limitations. Although Buyer, the Surviving Company and the Sellers understand and believe that the limitations as to time, geographical area and scope of activity contained in this Section 3.02 are reasonable and do not impose a greater restraint than necessary to protect the goodwill or other business interest of Buyer, the Company, the Surviving Company and their Affiliates, if it is judicially determined not to be the case, such limitations will be reformed to the extent necessary to make such limitations reasonable and not to impose a restraint that is greater than necessary to protect the goodwill or other business interest of Buyer, the Surviving Company and their Affiliates.

     Section 3.03 Conduct of Business. Except as specifically permitted under this Agreement or to the extent that Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld), from the date of this Agreement until the Closing, the Company covenants and agrees with Buyer that the Company shall not:

         (a) fail to act in the ordinary course of business and consistent with past practices of the Company to (i) preserve substantially intact the Company's present business organization and (ii) preserve its present relationships with customers, suppliers and others having business dealings with it, except, in each case, where such failure would not be reasonably likely to have a Material Adverse Effect;

         (b) fail to use commercially reasonable efforts to maintain the material tangible assets of the Company in their current physical condition, except for ordinary wear and tear;

         (c) except for amendments, terminations or non-renewals in the ordinary course of business and consistent with past practices of the Company, materially amend, terminate or fail to use its commercially reasonable efforts to renew any Material Contract;

         (d) merge or consolidate with or into any other Person, dissolve or liquidate;

         (e) except in the ordinary course of business and consistent with past practices of the Company or as required by the terms and provisions of written contracts between the Company and an employee thereof as in existence on the date of this Agreement, (i) adopt or amend any Employee Benefit Plan or (ii) increase in any manner the aggregate compensation or fringe benefits of any director, officer or employee of the Company;

         (f) acquire (including by merger, consolidation or the acquisition of any equity interest or assets), lease or dispose of any assets except dispositions of assets completed in the ordinary course of business;

         (g) mortgage, pledge or subject to any Lien any of its material assets;

         (h) except as required by GAAP or by Applicable Law, change any of the material accounting principles or practices used by the Company;

         (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practices of the Company;

         (j) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or property) in respect of, any of its capital stock or other voting securities, (ii) adjust, split, combine, or reclassify any of its capital stock or other voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other voting securities, or
(iii) except in the case of an employee whose employment has terminated, purchase, redeem or otherwise acquire any shares of capital stock or other voting securities of the Company or any Options or Restricted Stock Units;

         (k) except for the issuance of shares of capital stock of the Company issuable upon the exercise of any Options or other rights set forth on Section 2.01(b)(i)(D) of the Company Disclosure Schedule, issue, sell, pledge, dispose of, encumber or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock or voting securities of any class or any securities convertible into or exercisable or exchangeable for shares of capital stock or voting securities of any class (except for the issuance of certificates in replacement of lost certificates);

         (l) change or amend its articles of incorporation or bylaws;

         (m) except for current liabilities within the meaning of GAAP incurred in the ordinary course of business and consistent with past practices of the Company, incur or assume any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person (other than endorsements of checks in the ordinary course) or make any loans, advances or capital contributions to, or investments in, any Person;

         (n) make any settlement of or compromise any Tax liability, change in any material respect any Tax election or Tax method of accounting or make any new Tax election or adopt any new Tax method of accounting;

         (o) authorize any of, or commit or agree to take any of, the foregoing actions; or

         (p) enter into any agreement with any employee, officer, director, or Stockholder of the Company.

     Section 3.04 Third Party Consents. After the date of this Agreement and prior to the Closing, the Company shall use its commercially reasonable efforts to obtain the Consent from any party to a Material Contract that is required to be set forth on Section 2.01(s) of the Company Disclosure Schedule.

     Section 3.05 Notification of Certain Matters. Each of the Company and Buyer shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event of which it has knowledge that has caused any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect and (ii) the failure of such party to comply with or satisfy in any material respect any covenant to be complied with by it hereunder. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

     Section 3.06 Company Transaction Costs. No later than two (2) Business Days prior to the Closing Date, the Company shall provide the amount, in the aggregate, of all Company Transaction Costs that are to be paid or caused to be paid by Buyer at Closing and shall provide Buyer with a certificate setting forth (a) the identity of each Person that is to be paid at Closing; (b) the amount owed or to be owed to each such Person; and (c) the bank account and wire transfer information for each such Person.

     Section 3.07 Pay-Off Letters. No later than two (2) Business Days prior to the Closing Date, the Company shall cause each of its creditors under the Indebtedness Agreements to prepare and deliver to the Company and Buyer a Pay-Off Letter, which Pay-Off Letters shall be updated, as necessary, on the Closing Date to specify the aggregate amount of Indebtedness outstanding as of immediately prior to the Closing, and shall specifically authorize the Company and Buyer to file termination statements with respect to any Lien existing pursuant to such Indebtedness Agreements.

     Section 3.08 Access and Information. Until the Closing, the Company shall afford to Buyer and its representatives (including accountants and counsel) reasonable access to all properties, books, records, and Tax Returns of the Company and all other information with respect to its business, together with the opportunity, at the sole cost and expense of Buyer, to make copies of such books, records and other documents and to discuss the business of the Company with such directors, officers and counsel for the Company as Buyer may reasonably request for the purposes of familiarizing itself with the Company. Notwithstanding the foregoing provisions of this Section 3.08, the Company shall not be required to grant access or furnish information to Buyer or any of Buyer's representatives to the extent that such information is subject to an attorney/client or attorney work product privilege unless Buyer and Company mutually agree to enter into a common-interest privilege agreement to protect such privilege. Notwithstanding the foregoing, Buyer shall not have access to personnel records of the Company relating to individual performance or evaluation records, medical histories or other information that could subject the Company to risk of liability. All information provided pursuant to this Agreement shall remain subject in all respects to the Confidentiality Agreement until the Effective Time.

     Section 3.09 Bank Accounts. The Company shall take all actions necessary to remove all existing signatories to all bank accounts of the Company as of the Closing Date and to replace such signatories effective as of the Closing Date with individuals to be designated at least two (2) days prior to the Closing Date by Buyer.

     Section 3.10 Required Stockholder Approval.

         (a) Promptly following the execution and delivery of this Agreement, the Company shall notice a special meeting of the Stockholders pursuant to and in accordance with the applicable provisions of the ABCA and the Company's Articles of Incorporation to obtain the Required Stockholders Approval. The Company shall promptly deliver an information statement to the Stockholders (including information regarding the Company, the terms of the Merger and this Agreement and the transactions contemplated hereby) pursuant to and in accordance with the ABCA and the Company's Articles of Incorporation, which Information Statement shall include the notices required by the ABCA and that dissenters' rights are available. The Company agrees to use all reasonable efforts to take all action necessary or advisable to secure the Required Stockholder Approval. The Company's Board of Directors shall recommend the Merger to the Stockholders.

         (b) As an inducement to Buyer and the Merger Sub to enter into this Agreement, each Seller acknowledges and agrees that:

             (i) Such Seller shall not sell, transfer, pledge, encumber or otherwise dispose of any of the Outstanding Shares owned (or obtainable upon exercise of options) by him, her or it (other than pursuant to this Agreement or pursuant to laws of descent) and shall not enter into any other agreement to do the foregoing. In addition, such Seller shall not grant any proxies, deposit any Outstanding Shares into a voting trust or enter into any other voting agreement with respect to such Seller's Outstanding Shares.

             (ii) Such Seller shall, at any meeting for the purpose of the vote of the Stockholders and at every adjournment thereof, vote all of the Outstanding Shares then owned, beneficially or of record, by such Seller in favor of the Merger and this Agreement, and such Seller shall vote such Outstanding Shares against any other merger or consolidation involving the Company or any of its subsidiaries and any other transaction that would terminate, prevent or hinder the Merger.

             (iii) Such Seller hereby waives his, her or its dissenters rights or rights to appraisal under the ABCA with respect to the Outstanding Shares owned (or obtainable upon exercise of options) by such Seller, and agrees that he, she or it shall not attempt to influence, encourage or persuade any person or entity to exercise any appraisal or dissenters rights such person or entity may have in connection with the Merger.

             (iv) None of the information specifically supplied or to be supplied by such Seller with respect to such Seller for inclusion in any written materials provided to Stockholders in connection with the Merger or the vote of the Stockholders shall (at the time of delivery or at the time of the vote of the Stockholders) contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     Section 3.11 No Negotiation.

         (a) Until the earlier of (x) the Closing and (y) the termination of this Agreement in accordance with Article Six, the Company agrees that it will not, and will not permit any of its representatives to directly or indirectly:

             (i) solicit or encourage the initiation or submission of any proposal or offer from any Person (other than Buyer or an Affiliate thereof) relating to an Acquisition Transaction;

             (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Buyer or any Affiliate thereof) relating to or in connection with a proposal or offer made by such person relating to an Acquisition Transaction; or

             (iii) assist or cooperate with any Person (other than Buyer or any Affiliate thereof) to make any proposal or offer, accept any proposal or offer from any Person (other than Buyer or any Affiliate thereof) relating to an Acquisition Transaction.

         (b) The Company shall advise Buyer within one (1) Business Day of (i) the receipt by the Company or any representative of the Company of any proposal or offer from any Person relating to an Acquisition Transaction; (ii) the material terms of such Acquisition Transaction (which the Company shall describe in writing, and which shall include any conditions to such Acquisition
Transaction,  and the amount and form of  consideration  offered  therein);  and
(iii) the identity of the Person making any such proposal or offer for an Acquisition Transaction except to the extent explicitly prohibited by the terms of an agreement existing prior to the date hereof, in which case, the Company will (x) provide to Buyer the maximum amount of information that is allowable under the restriction at issue and (y) cooperate with Buyer in determining the nature and extent of the information so provided. The Company shall keep Buyer reasonably and currently informed regarding any Acquisition Transaction.

     Section 3.12 Intentionally Omitted.

     Section 3.13 Tax Matters.

         (a) Buyer shall prepare and timely file (taking into account extensions granted), or cause to be prepared and timely filed, any Tax Returns for the Company for any period that ends on or prior to the Closing Date that are required to be filed after the Closing Date. All such Tax Returns shall be prepared using Tax accounting methods and principles, including depreciation methods and other accounting methods which may be elected or adopted annually, which are consistent with those used in the Tax Returns of the Company for preceding Tax periods, unless a different treatment is required by Law. In preparing such Tax Returns, Buyer shall not make any election with respect to the computation of any item of income, deduction or credit of the Company inconsistent with the preparation of prior years' Tax Returns, unless a different treatment is required by Law. Buyer shall use its commercially reasonable efforts to make such Tax Returns available for review sufficiently in advance of the due date for filing such Tax Returns to provide the Representative with a meaningful opportunity to analyze and comment on such Tax Returns before filing, and in any event, Buyer shall make such Tax Returns available for review by the Representative at least twenty (20) days prior to their due date (giving effect to extensions, if any) together with a statement of the amount of Buyer Indemnified Taxes with respect to such Tax Return. Buyer shall make such changes and revisions to such Tax Returns as requested by the Representative to the extent such changes and revisions relate to Taxes for a period ending on or prior to the Closing Date and to the extent that such changes and revisions are consistent with applicable Law and such changes could not reasonably be expected to have an adverse effect on Buyer or the Company in any period after Closing. No later than five (5) days prior to the due date for the payment of any Taxes with respect to any such Tax Return (giving effect to extensions, if any), the Representative, on behalf of the Securityholders, shall pay to Buyer the amount of any Buyer Indemnified Taxes with respect to such Tax Return.

         (b) Buyer shall be liable to the Securityholders for, and shall hold the Securityholders harmless from and against, any and all Taxes due or payable by the Company that are not Buyer Indemnified Taxes.

         (c) In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Tax that is attributable to the portion of the period ending on and including the Closing Date shall be:

             (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Taxable period of the Company ended with (and included) the Closing Date; and

             (ii) in the case of Taxes that are imposed on a periodic basis with respect to the assets of the Company, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire period.

         (d) Any refunds or credits of Taxes that were paid in respect of any period ending on or prior to the Closing Date shall be for the account of the Securityholders (except to the extent included as a Current Asset on the Final Balance Sheet in the calculation of the Final Working Capital or attributable to the carryback of net operating losses or other Tax attributes incurred after the Closing Date), and any refund or credits of Taxes that were paid in respect of any period following the Closing Date shall be for the account of Buyer. Buyer or the Representative, on behalf of the Securityholders, as applicable, shall pay the amount of any such refunds or credits to the other party within five (5) days after receipt thereof.

         (e) If Buyer or the Surviving Company becomes aware of any assessment, official inquiry, examination or proceeding (a "Tax Proceeding") that could result in an official determination with respect to any Buyer Indemnified Tax, Buyer shall promptly so notify the Representative; provided, however, that the failure to so notify the Representative shall not relieve the Securityholders of their obligations with respect to such Buyer Indemnified Tax unless, and only to the extent that, such failure results in actual prejudice to the Securityholders. If the Representative becomes aware of any Tax Proceeding that could result in an official determination with respect to Taxes related to the Surviving Company, the Representative shall promptly so notify Buyer; provided, however, that the failure to so notify Buyer shall not relieve Buyer of its obligation under Section 3.13(b) unless, and only to the extent that, such failure results in actual prejudice to Buyer.

         (f) Subject to the provisions of this Section 3.13(f), the Representative, on behalf of the Securityholders, shall have the right to exercise control over the contest and/or settlement of any issue raised in any Tax Proceeding that relates solely to Buyer Indemnified Taxes and the
Securityholders shall pay any expenses incurred in connection therewith; provided, however, that (i) Buyer shall be entitled to participate in any such Tax Proceeding and the Representative shall keep Buyer informed of all material developments with respect thereto and (ii) the Representative may not settle or compromise any issue that could affect the liability of Buyer or the Surviving Company for any period following the Closing without the prior written consent of Buyer, which such consent shall not be unreasonably withheld, conditioned or delayed. Buyer shall cooperate with the Representative, as the Representative may reasonably request, in any such Tax Proceeding. If the Representative does not notify the Buyer within thirty (30) days after receipt of notice of any such Tax Proceeding that the Representative elects to exercise control over the contest and/or settlement thereof (and acknowledge the Securityholders' obligation to indemnify Buyer with respect thereto Buyer shall exercise such control, and the Securityholders shall pay any reasonable expenses in connection therewith. No settlement of any inquiry, examination or proceeding over which Buyer shall exercise control and with respect to which the Representative has acknowledged the Securityholders' obligation to indemnify Buyer shall be made without the prior written consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

         (g) Except as provided in Section 3.13(f), Buyer shall have the right to exercise control over the contest and/or settlement of any issue raised in any Tax Proceeding with respect to Taxes related to the Surviving Company; provided; however, that (i) Buyer shall keep the Representative informed of all material developments with respect to such Tax Proceeding if it relates to any Buyer Indemnified Taxes and (ii) Buyer shall not settle or compromise any such Tax Proceeding that relates to any Tax for which the Securityholders could be liable, except after good faith consultation with the Representative concerning such settlement or compromise. Any reasonable expenses incurred in connection therewith shall (y) be paid by the Securityholders to the extent that they relate to any Buyer Indemnified Taxes and (z) shall be paid by Buyer to the extent that such expenses relate to a Tax that is not a Buyer Indemnified Tax.

         (h) The Representative and Buyer shall provide each other with any information reasonably necessary to prepare and file complete and accurate Tax Returns.

         (i) Any disputes arising with respect to this Section 3.13 shall be resolved by the Referee pursuant to the procedures set forth in Section 1.12(b) regarding submission of unresolved items by the Referee.

     Section 3.14 Severance Obligations.

         (a) Notwithstanding the provisions of that certain Change In Control Agreement, dated November 5, 2004, between Debbie Drysdale ("Drysdale") and the Company (the "Drysdale Agreement"), Buyer, the Sellers and the Company agree as follows with respect to the payment of the severance obligations to Drysdale pursuant to the Drysdale Agreement: (a) the Company shall pay the obligations set forth in Sections 4(a)(i) and 4(a)(iii) of the Drysdale Agreement at the Closing; (b) the Surviving Company shall pay the obligations set forth in
Section 4(a)(iv) of the Drysdale Agreement (otherwise known as the Drysdale Severance Payment on Schedule I hereto) at the Closing for the benefit of the Securityholders (as the payment has been deducted from the Closing Merger Consideration as provided in Schedule I), and shall assume the obligations in
Section 4(a)(v) of the Drysdale Agreement; and (c) Buyer shall pay the obligations set forth in Section 4(a)(ii) of the Drysdale Agreement at the Closing. Buyer, the Company, and the Surviving Company understand that the payments to Drysdale under the Drysdale Agreement should not violate Code

Section 409A and the regulations promulgated thereunder, and Buyer and the Surviving Company, as appropriate, intend to issue Drysdale's Form W-2 for 2007 in a manner consistent with this understanding; provided, however, that, for the avoidance of doubt, this provision shall in no way be interpreted to be a guarantee or indemnity of any sort by Buyer, the Company, or the Surviving Company with respect to any tax liability (including, without limitation, any penalties and interest) that Drysdale may be determined to owe, and Drysdale shall be solely responsible for any such tax liability. Drysdale is expressly made an intended third party beneficiary of this Section 3.14, and this Section
3.14 may be enforced by Drysdale without joinder of any other Person.

         (b) Except as provided in Section 3.14(a), all employee severance obligations that are triggered by the change in control that results from the Merger will be satisfied by the Company and will not be, directly or indirectly, the obligation or liability of the Sellers or the Securityholders.

     Section 3.15 Director and Officer Indemnification. Buyer agrees that all rights to indemnification (including advancement of expenses) existing on the date hereof in favor of the present or former directors and officers (and other employees to the extent currently covered) of the Company with respect to actions taken in their capacities as directors, officers or employees of the Company prior to Closing as provided in the Company's Articles of Incorporation or Bylaws and indemnification agreements shall survive the Closing and continue in full force and effect for a period of six years following the Closing. The Company's present and former directors, officers and employees are hereby expressly made intended third party beneficiaries of this Section 3.15, and this
Section 3.15 may be enforced by all or any of them without joinder of any other Person.

                                  ARTICLE FOUR
                              CONDITIONS PRECEDENT

     Section 4.01 Conditions to Each Party's Obligation. The respective obligations of Buyer, the Merger Sub, and the Company to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

         (a) Consents and Approvals. All authorizations, Consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement will have been filed, occurred, or been obtained.

         (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any other Transaction Document will be in effect.

         (c) No Action. No action will have been taken nor any statute, rule, or regulation will have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated by this Agreement or any other Transaction Document illegal.

     Section 4.02 Conditions to Obligation of Buyer. The obligation of Buyer and the Merger Sub to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by
Buyer:

         (a) Representations and Warranties. The representations and warranties of the Company and each Seller set forth in this Agreement will be true and correct in all material respects (provided that any representation or warranty of the Company and any Seller contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification will not be further qualified hereby) as of the Closing Date as though made on and as of the Closing Date, and Buyer and the Merger Sub will have received a certificate to such effect signed by the Company and a certificate to such effect signed by each Seller.

         (b) Performance of Obligations. The Company and the Sellers will have performed all obligations required to be performed by them under this Agreement prior to the Closing Date, and Buyer and the Merger Sub will have received a certificate to such effect signed by the Company and a certificate to such effect signed by each Seller.

         (c) Material Adverse Effect. There shall not have occurred a Material Adverse Effect.

         (d) Consents Under Agreements. Buyer and the Merger Sub will have been furnished with evidence reasonably satisfactory to them of the consent or approval of each party to a Material Contract (including evidence of the payment or any required payment) whose consent or approval will be required in order to permit the consummation of the transactions contemplated hereby or to prevent a breach of such Contract or the creation of a right to terminate such Contract, and such consent or approval will be in form and substance reasonably satisfactory to Buyer and the Merger Sub.

         (e) Legal Opinion. Buyer and the Merger Sub will have received from counsel to the Sellers and the Company, an opinion dated the Closing Date, in substantially the form attached hereto as Exhibit F.

         (f) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by the Company and the Sellers will have been delivered.

         (g) Pay-off Letters. Buyer will have received from each creditor of the Company that holds Indebtedness under an Indebtedness Agreement a pay off letter (each, a "Pay-Off Letter"), in the form and substance reasonably satisfactory to Buyer, addressed to Buyer and the Surviving Company signed by such creditor setting forth, (i) the amounts required to pay off in full at the Closing the Indebtedness owing to such creditor (including, but not limited to, the outstanding principal, accrued and unpaid interest and prepayment and other penalties), (ii) upon payment of such amounts, a complete release of the Surviving Company, and (iii) the agreement of such creditor that the Surviving Company may, upon payment of such amounts, release all liens, if any, which such creditor may hold on any of the assets of the Surviving Company within a designated time period after the Closing Date.

         (h) Required Stockholder Approval. The Company will have obtained the Required Stockholder Approval.

         (i) Certificate of Non-Foreign Status. Buyer will have received a certificate of non foreign status of each Seller which meets the requirements of Treasury Regulation Section 1.1445-2(b)(2).

         (j) Employment Arrangements. Buyer will have received from (i) at least 75% of the Company's current employees, and (ii) each of the Key Employees an executed copy of Buyer's standard offer letter and employment agreement substantially in the form attached hereto as Exhibit G (with the appropriate paragraphs included, as described in Exhibit G), pursuant to which each such employee agrees to be employed by the Surviving Company upon the terms and conditions set forth in such agreements. Those employment agreements executed by the Key Employees are herein referred to as the "Key Employment Agreements".

         (k) Termination of Management and Oversight Agreement. Buyer will have received evidence, in form and substance reasonably satisfactory to Buyer, of the termination of that certain Management and Oversight Agreement, dated March 30, 2000, by and between the Company and Alerion Capital Group (the "Management Agreement").

         (l) Issuance of Environmental Insurance Coverage. Buyer will have received, in form and substance reasonably satisfactory to Buyer, evidence of the issuance of an insurance policy to be purchased on behalf of Buyer and the Surviving Company, and to be in effect upon Closing, with respect to certain potential environmental liabilities relating to the Company and its operations in an amount, for a cost, and by an insurance company reasonably satisfactory to Buyer.

     Section 4.03 Conditions to Obligations of the Company. The obligation of the Company and the Sellers to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Company.

         (a) Representations and Warranties. The representations and warranties of Buyer and the Merger Sub set forth in this Agreement will be true and correct in all material respects (provided that any representation or warranty of Buyer or the Merger Sub contained herein that is qualified by a materiality standard will not be further qualified hereby) as of the Closing Date as though made on and as of the Closing Date, and the Company and the Sellers will have received a certificate to such effect signed by Buyer and the Merger Sub.

         (b) Performance of Obligations of Buyer. Buyer and the Merger Sub will have performed the obligations required to be performed by them under this Agreement prior to the Closing Date, and the Company and the Sellers will have received a certificate to such effect signed by Buyer and the Merger Sub.

         (c) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by Buyer and the Merger Sub will have been delivered.

         (d) Issuance of Environmental Insurance Coverage. The Representative will have received, in form and substance reasonably satisfactory to the Representative, evidence of the issuance of an insurance policy to be purchased on behalf of the Securityholders, and to be in effect upon Closing, with respect to certain potential environmental liabilities relating to the Company and its operations in an amount, for a cost, and by an insurance company reasonably satisfactory to the Representative (the "Securityholders Insurance Policy").

                                  ARTICLE FIVE
                                     CLOSING

     Section 5.01 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article Six, and subject to the satisfaction or waiver of the conditions set forth in Article Four, the Closing shall take place at 9:00 a.m., on a date not later than the fifth business day following satisfaction or waiver of the conditions set forth in Article Four, at the offices of Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Austin, Texas, unless another date, time or place is mutually agreed to in writing by Buyer and the Company. If any of the conditions set forth in Article Four are not satisfied or waived at the time the Closing is to occur pursuant to this Section 5.01, Buyer or the Company may, by notice to the other, adjourn the Closing to a date specified in that notice (but not later than the Termination Date).

     Section 5.02 Actions to Occur at Closing.

         (a) At the Closing, Buyer and Merger Sub shall deliver or pay, as the case may be, the following in accordance with the applicable provisions of this
Agreement:

             (i) Closing Merger Consideration. To accounts designated by the Representative and the Company in accordance with Section 1.10(a)(iv), the portion of the Closing Merger Consideration relating to those Securityholders that have delivered to Buyer a Letter of Transmittal and stock certificate for cancellation (or an affidavit of lost certificate as contemplated by the Letter of Transmittal), Option Surrender Agreement and/or Restricted Stock Unit Surrender Agreement (as applicable) prior to the Closing Date;

             (ii) Escrow Agreement. To the Representative, a counterpart of the Escrow Agreement executed by Buyer and Escrow Agent;

             (iii) Escrow Amount. To the Escrow Agent, by wire transfer of immediately available funds, the Escrow Amount;

             (iv) Indebtedness Pay-Off Amount. To the creditors under the Indebtedness Agreements, by wire transfer of immediately available funds, the Indebtedness Pay-Off Amount in accordance with the Pay-Off Letters;

             (v) Paid Company Transaction Costs. To the accounts designated by the Company, by wire transfer of immediately available funds, the Paid Company Transaction Costs, in accordance with Section 1.10(a)(iii); and

             (vi) Certificates. The certificates described in Sections 4.03(a) and (b).

             (vii) Key Employees Employment Agreements. The Key Employment Agreements, executed by the Buyer on behalf of the Surviving Company.

             (viii)  Drysdale  Payments.  To Drysdale,  the  payments  under the
Drysdale Agreement required to be paid by Buyer and the Surviving Company pursuant to Section 3.14(a).

         (b) At the Closing, the Company and the Sellers shall deliver to Buyer the following:

             (i) Resignations. The resignations of the officers and directors of the Company as described in Section 1.14;

             (ii) Escrow Agreement. A counterpart of the Escrow Agreement executed by the Representative;

             (iii) Bank Accounts. Evidence of the replacement of the Company's bank account signatories with Buyer's designees;

             (iv)   Termination  of  Management   Agreement.   Evidence  of  the
termination of the Management Agreement;

             (v) Certificates. The certificates described in Section 4.02(a) and
(b);

             (vi) Legal Opinion. From counsel to the Sellers and the Company, an opinion dated the Closing Date, in substantially the form attached hereto as Exhibit F;

             (vii) Closing Balance Sheet. Pursuant to Section 1.11, the Closing Balance Sheet;

             (viii) Key Employees Employment Agreements. The Key Employee Agreements, each executed by the appropriate Key Employee; and

             (ix) General Employee Employment Agreements. Written confirmation that at least 75% of the Company's current employees have executed copy of Buyer's standard offer letter and employment agreement substantially in the form attached hereto as Exhibit G (with the appropriate paragraphs included, as described in Exhibit G), and copies of such executed offer letters and employment agreements.

         (c) After receipt of the respective items listed above, the Company and Buyer shall cause the Articles of Merger to be properly executed and filed with the Arizona Corporation Commission.

                                  ARTICLE SIX
                        TERMINATION, AMENDMENT AND WAIVER

     Section 6.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

         (a) by mutual written consent of Buyer and the Company; or

         (b) by Buyer if the Company has not delivered to Buyer on or before the date fifteen days after the date of this Agreement evidence to Buyer's reasonable satisfaction of the obtainment of the Required Stockholder Approval.

         (c) by either Buyer or the Company:

             (i) if there shall have been any breach by the other party (which, in the case of the right of termination by the Company, shall also include any breach by the Merger Sub, and in the case of the right of termination by Buyer, shall also include any breach by any Seller) of any representation, warranty, covenant or agreement set forth in this Agreement, which breach (B) would give rise to the failure of a condition to the Closing hereunder and (C) either (1) cannot be cured or (2) if it can be cured, has not been cured prior to the first to occur of (x) 5:00 p.m. on the date that is five (5) days following receipt by the breaching party of written notice of such breach or (y) 5:00 p.m. on the date immediately preceding the Termination Date (the "Cure Period");

             (ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling Buyer and the Company shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and the other Transaction Documents and such order, decree, ruling or other action shall have become final and nonappealable; or

             (iii) if the Closing shall not have occurred on or before 5:00 p.m. on August 31, 2007 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement (and in the case of the Company, any breach of this Agreement by any Seller; and in the case of Buyer, any breach by the Merger Sub) has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     Section 6.02 Effect of Termination. In the event of the termination of this Agreement by either the Company or Buyer as provided in Section 6.01, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of Buyer, Merger Sub, the Company, the Sellers or their respective Affiliates, directors, officers, employees or stockholders, except that this Article Six and Article Eight shall survive such termination. Notwithstanding the foregoing, termination of this Agreement pursuant to this Article Eight shall not in any way terminate, limit or restrict the rights and remedies of any party against any other party that has breached this Agreement before termination.

     Section 6.03 Return of Information. Within ten (10) Business Days following termination of this Agreement in accordance with Section 6.01, Buyer shall, and shall cause Merger Sub and their respective Affiliates and representatives to, return to the Company, or destroy, all Confidential Information (as defined in the Confidentiality Agreement) furnished or made available to Buyer and Merger Sub and their respective Affiliates and representatives by or on behalf of the Company, and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by Buyer or Merger Sub or any of their respective Affiliates or representatives (including electronic copies thereof) that refer to, relate to, discuss or contain, or are based on, in whole or in part, any such Information.

                                 ARTICLE SEVEN
                                 INDEMNIFICATION

     Section 7.01 Indemnification of the Buyer Indemnified Parties.

         (a) Subject to the provisions of this Article Seven, each Seller severally and not jointly agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Buyer Indemnified Seller Costs caused by or relating to such Seller.

         (b) Subject to the provisions of this Article Seven, by execution of this Agreement by the Sellers or of a Letter of Transmittal, an Option Surrender Agreement and/or a Restricted Stock Unit Surrender Agreement by the other Securityholders, the Securityholders shall each be severally liable (along with all other Securityholders) to indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs with each Securityholder being liable for such Securityholder's pro rata portion of the amount of the Buyer Indemnified Costs, based upon the percentage that the Securityholders share the Closing Merger Consideration.

     Section 7.02 Indemnification of Seller Indemnified Parties. Subject to the provisions of this Article Seven, Buyer and the Surviving Company, jointly and severally agree to indemnify and hold harmless each of the Seller Indemnified Parties from and against any and all Seller Indemnified Costs.

     Section 7.03 Defense of Third Party Claims. An Indemnified Party will give prompt written notice to any Person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "Third Party Action") in respect of which such Indemnified Party will seek indemnification hereunder. Any failure so to notify an Indemnifying Party will not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Article Seven unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. Other than with respect to a Third Party Action relating to any Tax due from the Surviving Company or Buyer, the Indemnifying Party will have the right to assume control of the defense of, settle, or otherwise dispose of such Third Party Action on such terms as it deems appropriate; provided, however, that:

         (a) The Indemnified Party will be entitled, at its own expense, to participate in the defense of such Third Party Action (provided, however, that the Indemnifying Parties will pay the reasonable attorneys' fees of the Indemnified Party if (i) the employment of separate counsel will have been authorized in writing by all Indemnifying Parties in connection with the defense of such Third Party Action, (ii) the Indemnifying Parties will not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such Third Party Action, (iii) the Indemnified Party will have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or
(iv) the Indemnified Party's counsel will have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

         (b) The Indemnifying Party will obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third Party Action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the reasonable opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have an adverse effect on its business;

         (c) No Indemnifying Party will consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability; and

         (d) The Indemnifying Party will not be entitled to control (but will be entitled to participate at its own expense in the defense of), and the Indemnified Party will be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third Party Action
(i) relating to any Tax to be collected from a Buyer Indemnified Party or an Affiliate of a Buyer Indemnified Party; (ii) as to which the Indemnifying Party fails to admit liability in writing delivered to the Indemnified Party and/or fails to assume the defense within a reasonable length of time; (iii) to the extent the Third Party Action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; or (iv) that involves an amount that exceeds the limits set forth in Section 7.08; provided, however, in the case of (ii) and (iii), that the Indemnified Party will make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

     The parties hereto will extend reasonable cooperation in connection with the defense of any Third Party Action pursuant to this Article Seven and, in connection therewith, will furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     Section 7.04 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 7.03 because no Third Party Action is involved, the Indemnified Party will notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. Subject to the limitations set forth in this Article Seven and Section 7.03, the failure of the Indemnified Party to exercise promptness in such notification will not amount to a waiver of such claim unless the resulting delay materially and adversely prejudices the position of the Indemnifying Party with respect to such claim.

     Section 7.05 No Contribution. Effective as of the Closing, the Sellers hereby waive and release any and all rights that they may have under this Agreement or any other Transaction Document to assert claims of contribution against the Company. The Securityholders (other than the Sellers) shall execute the Letter of Transmittal, the Option Surrender Agreement and/or the Restricted Stock Unit Surrender Agreement, as applicable, pursuant to which they shall waive and release any and all rights that they may have under this Agreement or any other Transaction Document to assert claims of contribution against the Company.

     Section 7.06 Procedures for Claims Against, and Distributions of, Funds Deposited With Escrow Agent.

         (a) Claims. At the time a Buyer Indemnified Party gives, or at any time after a Buyer Indemnified Party gives, an Indemnifying Party written notice of such Buyer's Indemnified Party's indemnification claim pursuant to Section
7.01(b) or Section 7.03, Buyer may make a written claim against the Escrow Amount held by the Escrow Agent (a "Claim") by delivering written notice of the same (the "Claim Notice") to the Escrow Agent as more particularly provided in the Escrow Agreement (in which event Buyer will provide a copy of such Claim Notice to the Indemnifying Party and the Representative). Any such Claim Notice will include, as more particularly provided in the Escrow Agreement, a brief description of the Claim and the amount (which may be a reasonable estimate) of the Claim. Upon receipt of a Claim Notice, the Escrow Agent will, as more particularly provided in the Escrow Agreement, segregate from the Escrow Amount into a separate account (the "Pending Claims Account") a portion of the Escrow Amount as necessary to satisfy and pay the amount of the Claim as stated in the Claim Notice and the Escrow Agent will only thereafter distribute any amounts so deposited to the Pending Claims Account in accordance with the Joint Written Instructions of Buyer and the Representative or a Final Court Order as provided in Section 7.06(b) below and in the Escrow Agreement. No Claim may be made to the Escrow Agent for an indemnification claim against a Seller pursuant to
Section 7.01(a).

         (b) Distributions.

             (i) Pursuant to Section 1.12, the amount, if any, by which any Final Adjustment Deficiency exceeds the Holdback Amount shall be paid by the Escrow Agent to Buyer within the time specified in Section 1.12;

             (ii) On the six (6) month anniversary of the Closing Date, the Escrow Agent will, as more particularly provided in the Escrow Agreement, distribute to the Representative for the benefit of the Securityholders fifty percent (50%) of the Escrow Amount, less all amounts then segregated in the Pending Claims Account.

             (iii) On the Expiration Date, the Escrow Agent will, as more particularly provided in the Escrow Agreement, distribute to the Representative for the benefit of the Securityholders the balance of the Escrow Amount, less all amounts then segregated in the Pending Claims Account.

             (iv) Except as provided above, the Escrow Agent will only distribute the Escrow Amount, including all amounts at any time segregated in the Pending Claims Account, in accordance with joint written instructions of Buyer and the Representative given to the Escrow Agent (a "Joint Written Instruction") or a final, non-appealable judgment of a court of competent jurisdiction accompanied by an opinion of counsel to the party presenting such a judgment as to certain matters as more particularly provided in the Escrow Agreement (a "Final Court Order").

     Section 7.07 Minimum Loss Requirement.

         (a) Anything in this Article Seven to the contrary notwithstanding, except with respect to Buyer Indemnified Taxes, Buyer Indemnified Environmental Matters or a breach of the Specified Representations, the Securityholders will not be obligated to indemnify a Buyer Indemnified Party pursuant to this Article Seven unless and until the Buyer Indemnified Parties' aggregate Buyer Indemnified Costs exceed $100,000, in which event the Securityholders will be obligated to indemnify the Buyer Indemnified Parties as provided in this Article Seven for all Buyer Indemnified Costs including, but not limited to, the first $100,000 of such Buyer Indemnified Costs, subject always to the limits set forth in Section 7.08.

         (b) Anything in this Article Seven to the contrary notwithstanding, Buyer will not be obligated to indemnify a Seller Indemnified Party pursuant to this Article Seven unless and until the Seller Indemnified Parties' aggregate Seller Indemnified Costs exceed $100,000, in which event Buyer and the Surviving Company will be obligated to indemnify the Seller Indemnified Parties as provided in this Article Seven for all Seller Indemnified Costs including, but not limited to, the first $100,000 of such Seller Indemnified Costs, subject always to the limits set forth in Section 7.08.

         (c) All materiality qualifications contained in the Sellers and/or the Company's representations and warranties made in Article Two of this Agreement or any other Transaction Document, including the term "Material Adverse Effect", shall be taken into account under this Article Seven solely for purposes of determining whether a breach or violation has occurred for which an indemnity obligation exists. Without limiting the generality of the foregoing, all such qualifications shall be ignored and not given effect for purposes of determining whether the $100,000 threshold set forth in this section has been surpassed, or the amount of any Buyer Indemnified Cost resulting from any such breach or violations, after it has been determined that a breach or violation has occurred.

     Section 7.08 Indemnification Limits.

         (a) Anything in this Article Seven to the contrary notwithstanding, the Securityholders will only be obligated to indemnify the Buyer Indemnified Parties pursuant to this Article Seven for Buyer Indemnified Costs that in the aggregate are equal to or less than the Escrow Amount (the "Escrow Amount Claims"); provided, however, that (i) with respect to Buyer Indemnified Costs that are Buyer Indemnified Environmental Matters or result from a breach of the Specified Representations, the Securityholders will be obligated to indemnify the Buyer Indemnified Parties pursuant to this Article Seven for Buyer Indemnified Costs that are in the aggregate equal to or less than $12,600,000, less any Escrow Amount Claims previously paid and less any amounts previously paid pursuant to the following clause (ii), and (ii) with respect to Buyer Indemnified Costs that are Buyer Indemnified Taxes, the Securityholders will be obligated to indemnify the Buyer Indemnified Parties pursuant to this Article Seven for Buyer Indemnified Costs that are in the aggregate equal to or less than the Closing Merger Consideration, less any Escrow Amount Claims previously paid and less any amounts previously paid pursuant to the preceding clause (i). For the avoidance of doubt, the foregoing limitations shall not apply to claims pursuant to Section 7.01(a).

         (b) Buyer and the Surviving Company will only be obligated to indemnify the Seller Indemnified Parties pursuant to this Article Seven for Seller Indemnified Costs that in the aggregate are equal to or less than the Escrow Amount.

     Section 7.09 Recourse Under Escrow Agreement. The rights of the Buyer Indemnified Parties to make claims against the funds held by the Escrow Agent under the Escrow Agreement will not be the Buyer Indemnified Parties' exclusive remedy with respect to indemnification under this Article Seven, and the Buyer Indemnified Parties will be entitled to all other rights and remedies, at law or in equity, against the Securityholders for the Buyer Indemnified Costs, subject to the indemnification limits set forth in Section 7.08(a). However, the Buyer Indemnified Parties must exhaust all funds in the Escrow Account (if any) prior to collecting any funds from the Securityholders directly. The Buyer Indemnified Parties may not proceed against the Escrow Amount for any Buyer Indemnified Seller Costs, for which the applicable Seller will be liable to the Buyer Indemnified Parties without limitation and for which the Buyer Indemnified Parties may seek any and all rights and remedies, at law or equity, against the Seller in breach. The Securityholders acknowledge that although some or all of the Escrow Amount may be released to the Securityholders, subject to the provisions of Section 7.06(b) and the Escrow Agreement, the Securityholders shall remain liable to the Buyer Indemnified Parties for amounts in excess of the amount then held in the Escrow Account, subject to the indemnification limitations set forth in Section 7.08(a) and the time limitations set forth in
Section 8.01.

     Section 7.10 Characterization of Payments. For all income Tax purposes, the parties agree to treat (and shall cause each of their respective Affiliates to treat) any indemnity payment under this Agreement as an adjustment to the consideration payable to the Securityholders pursuant to Article One unless a final and nonappealable determination by an appropriate Governmental Entity (which shall include the execution of an IRS Form 870-AD or successor form) provides otherwise; provided, that the Indemnifying Person's prior written consent (which will not be unreasonably withheld, conditioned or delayed) will be obtained by the Indemnified Person who seeks to accept, via a settlement or compromise with any such Governmental Entity, a position that is contrary to treatment of an indemnity payment as an adjustment to the Merger consideration payable to the Securityholders pursuant to Article One.

                                 ARTICLE EIGHT
                               GENERAL PROVISIONS

     Section 8.01 Survival of Representations, Warranties, and Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, each of the representations and warranties made in this Agreement or any other Transaction Document will survive the Closing except as provided below. The representations and warranties set forth in this Agreement will terminate at 11:59 p.m. Central Standard Time on the Expiration Date; except that such time limitation will not apply to any of the following claims or to a party's rights to recover on such claims, and any representations and warranties relating thereto will survive (a) until 11:59 p.m. Central Standard Time on the third anniversary of the Effective

Time with respect to claims for Buyer Indemnified Costs that are Buyer Indemnified Environmental Matters or resulting from a breach of any Specified Representation, and (b) until sixty (60) days after the expiration of the applicable statute of limitations with respect to (i) claims for fraud pursuant to Section 8.03 and (ii) claims for Buyer Indemnified Costs that are Buyer Indemnified Taxes. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but no such termination will affect any claim for a breach of a representation or warranty that was asserted before the date of termination. Each of the covenants and agreements contained in this Agreement and each other Transaction Document, will survive the Effective Time until fully performed.

     Section 8.02 Further Actions. After the Closing Date, the Sellers will execute and deliver such other certificates, agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by Buyer in order to give effect to the transactions contemplated by this Agreement.

     Section 8.03 No Waiver Relating to Claims for Fraud. The liability of any party under Article Seven will be in addition to, and not exclusive of, any other liability that such party may have at law or equity based on such party's fraudulent acts or omissions. None of the provisions set forth in this Agreement, including the provisions set forth in Article Seven, will be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's fraudulent acts or omissions, nor will any such provisions limit, or be deemed to limit, (a) the amounts of recovery sought or awarded in any such claim for fraud, (b) the time period during which a claim for fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to a claim for fraud; provided, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this
Section 8.03, nor any reference to this Section 8.03 throughout this Agreement, will be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including defenses of statutes of limitations or limitations of damages.

     Section 8.04 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed by all parties hereto.

     Section 8.05 Waiver of Compliance. Any failure of Buyer or the Surviving Company, on the one hand, or the Sellers or the Company, on the other hand, to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound by such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any other failure.

     Section 8.06 Specific Performance. The parties recognize that in the event the Sellers and/or the Company should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. The Buyer will therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, the Sellers and the Company hereby waive the defense that there is an adequate remedy at law.

     Section 8.07 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Governmental Entity making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     Section 8.08 Expenses and Obligations. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Agreement shall be borne solely and entirely by the party that has incurred such expenses.

     Section 8.09 Parties in Interest. This Agreement will be binding upon and, except as provided in Section 3.14 and Section 3.15 or as provided below with respect to the Indemnified Parties, inure solely to the benefit of each party hereto and their successors and assigns and, from and after Closing, the Securityholders, whether or not they are parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than as provided in Section 3.14 and Section 3.15 and except with respect to the Indemnified Parties as provided in Article Seven and, from and after Closing, except with respect to the Securityholders who are not also parties hereto) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.10 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, sent by facsimile, mailed by registered or certified mail (return receipt requested) or sent by overnight courier to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

                  Cirrus Logic, Inc.
                  2901 Via Fortuna
                  Austin, Texas 78746
                  Attention:        General Counsel
                  Telephone:        (512) 851-4950
                  Facsimile:        (512) 851-4500

                  with a copy to:

                  Vinson & Elkins L.L.P.
                  The Terrace 7
                  2801 Via Fortuna, Suite 100
                  Austin, Texas  78746
                  Attention:        J. Wesley Jones
                  Telephone:        (512) 542-8703
                  Facsimile:        (512) 236-3251

                  Apex Microtechnology Corporation
                  5980 N. Shannon Road
                  Tucson, Arizona  85741
                  Attention:        Debbie Drysdale
                  Telephone:        (520) 690-8600
                  Facsimile:        (520) 888-3329

                  with a copy to:

                  AMI Group, LLC
                  c/o Alerion Capital Group, L.L.C.
                  7702 East Doubletree Ranch Road
                  Suite 350
                  Scottsdale, Arizona 85258
                  Attention:  James A. Unruh
                  Telephone:        (480) 367-0900
                  Facsimile:        (480) 367-0936

                  and a copy to:

                  Midwest-Apex, LLC
                  135 S. LaSalle Street
                  Suite 3510
                  Chicago, IL 60603
                  Attention:  David Gezon
                  Telephone:        (312) 992-4580
                  Facsimile:        (312) 992-4595
                  and a copy to:

                  Ballard Spahr Andrews & Ingersoll, LLP
                  3300 N. Central Ave., Suite 1800
                  Phoenix, AZ 85012
                  Attention:  Karen C. McConnell
                  Telephone:       (602) 798-5403
                  Facsimile:       (602) 997-3114

     Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address will be effective only upon receipt. All notices, requests or instructions given in accordance herewith will be deemed given (a) on the date of delivery, if hand delivered, (b) on the date of receipt, if sent by facsimile during normal business hours on a Business Day, and otherwise on the next Business Day, (c) three (3) business days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (d) one (1) business day after the date of sending, if sent by Federal Express or other recognized overnight courier.

     Section 8.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.12 Entire Agreement. Except for (a) the other Transaction Documents, and (b) the letter agreement with respect to confidentiality, dated as of May 19, 2006, by and between Buyer and the Company (the "Confidentiality Agreement"), this Agreement (which term will be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Confidentiality Agreement will remain in full force and effect after the Closing Date and will not be affected in any respect by the execution, delivery or performance of this Agreement. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement or the other Transaction Documents.

     Section 8.13 Public Announcements. Except for statements made, filings or press releases required by law, the Company and the Sellers, on the one hand, and Buyer, on the other, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby.

     Section 8.14 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     Section 8.15 Arbitration.

         (a) If a dispute, controversy or claim ("Dispute") arises between the Company and/or Sellers and Buyer relating to the interpretation or performance of this Agreement, or the grounds for the termination hereof or thereof, Sellers, the Company and Buyer intend that all such Disputes shall be settled by them amicably through good faith discussions upon the written request of Sellers, the Company or Buyer. Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible as evidence in any proceeding.

         (b) If any Dispute cannot be resolved through discussion within a period of thirty (30) days, Sellers, the Company or Buyer may demand arbitration by filing a written demand with the other within sixty (60) days after the expiration of the first thirty (30)-day period. Such Dispute shall be finally settled by binding arbitration, which shall take place in Wilmington, Delaware. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Such arbitration will be conducted with an arbitration panel of three (3) arbitrators. Sellers, the Company and Buyer shall each select one arbitrator, and the two arbitrators selected shall jointly select the third arbitrator. Any award shall be rendered by a majority of the arbitrators. Any judgment upon the award so rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. The decision of the arbitrators shall be final and non-appealable.

         (c) The parties agree to have all Disputes decided by neutral binding arbitration as provided in clause (b) above, and each party acknowledges that it is giving up any rights it might possess to have such matters litigated in a court or jury trial; provided, however, that each party may proceed directly to court for the specific performance remedy provided in Section 8.06. Each party acknowledges that it is giving up its judicial rights to discovery and appeal except to the extent that they are specifically provided for under this Agreement. If Sellers, the Company or Buyer refuses to submit to arbitration after agreeing to this provision, such party may be compelled to arbitrate under federal or state Law.

     Section 8.16 Jurisdiction; Venue. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby may only be brought in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

     Section 8.17 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder will be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that upon notice to the Sellers, (a) Buyer may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof and (b) nothing in this Agreement will limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any lender that provides funds to Buyer, in each case without the consent of the Surviving Company, the Sellers or the Company.
The Surviving Company, the Company and the Sellers will execute an acknowledgment of such assignments and collateral assignments in such forms as Buyer or its lenders may from time to time reasonably request; provided, however, that unless written notice is given to the Surviving Company, the Company and the Sellers that any such collateral assignment has been foreclosed upon, the Surviving Company, the Company and the Sellers will be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement will inure to the benefit of and be binding on Buyer's assigns, but Buyer shall not be relieved of liability hereunder. Any attempted assignment in violation of this Section 8.17 will be null and void.

     Section 8.18 Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

                                  ARTICLE NINE
                               THE REPRESENTATIVE

     By their execution and delivery of this Agreement, the Company, the Sellers, Buyer, Merger Sub and the Representative hereby agree as follows:

     Section 9.01 Authorization of the Representative.

         (a) As a condition to receiving the Per Share Closing Merger Consideration, each of the Securityholders (other than holders of Dissenting Shares) shall agree in a Letter of Transmittal, Option Surrender Agreement, Restricted Stock Unit Surrender Agreement, or other documentation acceptable to Buyer to be bound by (i) the provisions of this Agreement, (ii) the Escrow Agreement, (iii) the appointment of the Representative as the agent and attorney-in-fact of such holder for the purposes of this Agreement and the Escrow Agreement (including to receive payments pursuant to this Agreement on behalf of the Securityholders), and (iv) the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the Escrow Agreement, including the exercise of the power to authorize delivery to any Indemnified Party of cash out of the Escrow Account in satisfaction of claims by any Indemnified Party pursuant to this Agreement. The Representative hereby is appointed, authorized and empowered to act as the agent of the Securityholders in connection with, and to facilitate the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents, and in connection with the activities to be performed on behalf of the Securityholders under this Agreement and the Escrow Agreement, for the purposes and with the powers and authority hereinafter set forth in this Article Nine and in the Escrow Agreement, which shall include the full power and authority:

             (i) to execute and deliver the Escrow Agreement (with such modifications or changes thereto as to which the Representative, in his reasonable discretion, shall have consented to) and to agree to such amendments or modifications thereto as the Representative, in his reasonable discretion, may deem necessary or desirable to give effect to the matters set forth in Article Seven and this Article Nine;

             (ii) to take such actions and to execute and deliver such waivers and consents in connection with this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby as the Representative, in his reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement and the other Transaction Documents;

             (iii) as the Representative of the Securityholders, to enforce and protect the rights and interests of the Securityholders and to enforce and protect the rights and interests of the Representative arising out of or under or in any manner relating to this Agreement, the Escrow Agreement and each other Transaction Document and, in connection therewith, to (A) resolve all questions, disputes, conflicts and controversies concerning (1) the determination of any amounts (including Closing Merger Consideration, Working Capital Amounts, Per Share Closing Merger Consideration, the Final Adjustment Surplus (if any) and Per Share Escrow Distribution Amount) pursuant to Article One and (2) the determination of any Buyer Indemnified Costs, (B) employ such agents, consultants and professionals, to delegate authority to its agents, to take such actions and to execute such documents on behalf of the Securityholders in connection with this Agreement and the Escrow Agreement as the Representative, in his reasonable discretion, deems to be in the best interest of the Securityholders, (C) assert or institute any claim, action, Proceeding or investigation, (D) investigate, defend, contest or litigate any claim, action, Proceeding or investigation initiated by Buyer or the Merger Sub, or any other Person, against the Representative and/or the Escrow Amount, and receive process on behalf of any or all Securityholders in any such claim, action, Proceeding or investigation and compromise or settle on such terms as the Representative shall determine to be appropriate, and give receipts, releases and discharges on behalf of all of the Securityholders with respect to any such claim, action, Proceeding or investigation, (E) file any proofs, debts, claims and petitions as the Representative may deem advisable or necessary, (F) settle or compromise any claims asserted under this Agreement or under the Escrow Agreement, (G) assume, on behalf of all of the Securityholders, the defense of any claim that is the basis of any claim asserted under this Agreement or under the Escrow Agreement, and (H) file and prosecute appeals from any decision, judgment or award rendered in any of the foregoing claims, actions, Proceedings or investigations, it being understood that the Representative shall not have any obligation to take any such actions, shall not have liability for any failure to take such any action, and shall not be responsible to the Securityholders if some or all of the Escrow Amount is paid to Buyer in satisfaction of Buyer Indemnified Costs, it being understood and agreed by all Securityholders that no assurances can be given that they will ultimately receive all or any portion of the Escrow Amount;

             (iv) to enforce payment from the Escrow Amount and of any other amounts payable to the Securityholders, in each case on behalf of the Securityholders, in the name of the Representative;

             (v) to authorize and cause to be paid out of the Escrow Amount the full amount of any Buyer Indemnified Costs in favor of any Buyer Indemnified Party, and also any other amounts to be paid out of the Escrow Amount, pursuant to this Agreement and the Escrow Agreement;

             (vi) to receive and cause to be paid to Securityholders in accordance with Schedule I any payment of Closing Merger Consideration, Final Adjustment Surplus (if any), Escrow Distributions or other payments to be made for the benefit of Securityholders received by the Representative;

             (vii) to waive or refrain from enforcing any right of the Securityholders or any of them and/or of the Representative arising out of or under or in any manner relating to this Agreement, the Escrow Agreement or any other Transaction Document; and

             (viii) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Representative, in his sole and absolute direction, may consider necessary or proper or convenient in connection with or to carry out the activities described in subparagraphs (i) through (vii) above and the transactions contemplated by this Agreement, the Escrow Agreement and the other Transaction Documents.

         (b) Buyer, Merger Sub, and the Surviving Company shall be entitled to rely exclusively upon the communications of the Representative relating to the foregoing as the communications of the Securityholders, and such communications of the Representative shall be fully binding upon the Securityholders. None of Buyer, Merger Sub or the Surviving Company (i) need be concerned with the authority of the Representative to act on behalf of all Securityholders hereunder, or (ii) shall be held liable or accountable in any manner for any act or omission of the Representative in such capacity.

         (c) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that (i) the Representative may not enter into or grant any amendments or modifications described in Section 9.01(a)(i) or waivers or consents described in Section 9.01(a)(ii) unless such amendments, modifications, waivers or consents shall affect each Securityholder similarly and to the same relative extent, and (ii) any such amendment, modification, waiver or consent that does not affect any Securityholder similarly and to the same relative extent as it affects other Securityholders must be executed by such Securityholder to be binding on such Securityholder.

         (d) The grant of authority provided for in this Section 9.01 (i) is coupled with an interest and is being granted, in part, as an inducement to the Company, Buyer and Merger Sub to enter into this Agreement and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Securityholder and shall be binding on any successor thereto, and (ii) shall survive any distribution from the Escrow Amount.

         (e) If the Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Securityholders, then Ricardo DeAvila shall be appointed as a successor representative and shall become the "Representative" for purposes of this Agreement and the Escrow Agreement.

     Section 9.02 Compensation; Exculpation; Indemnity.

         (a) The Representative shall not be entitled to any fee, commission or other compensation for the performance of his service hereunder. Notwithstanding the foregoing, the Representative is not required to use his own funds in connection with the performance of his obligations, and the Representative shall not be required to expend funds or to engage counsel, public accountants or other advisors unless the Securityholders have made adequate provision for the out of pocket cost thereof. Without limiting the generality of the foregoing, the Securityholders agree that the Representative may use the proceeds otherwise payable to them from the Escrow Account to pay third party costs and expenses incurred by the Representative in furtherance of fulfilling the Representative's obligations under this Agreement; provided that the Representative shall from time to time provide a reasonable accounting of such costs and expenses to the Securityholders.

         (b) In dealing with this Agreement, the Escrow Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Representative hereunder or thereunder, (i) the Representative shall not assume any, and shall incur no, responsibility whatsoever to any Securityholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, the Escrow Agreement or any other Transaction Document, unless by the Representative's gross negligence or willful misconduct, and (ii) the Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Representative pursuant to such advice shall in no event subject the Representative to liability to any Securityholder unless by the Representative's gross negligence or willful misconduct. Except as set forth in the previous sentence, notwithstanding anything to the contrary contained herein, the Representative, in his role as Representative, shall have no liability whatsoever to the Company, Buyer, Merger Sub or the Surviving Company or any other Person.

         (c) Each Securityholder, severally, shall indemnify the Representative up to, but not exceeding, an amount equal to the aggregate portion of the amounts received by such Person under Article One, which indemnification shall be paid by such Securityholder pro rata in accordance with the portion of the aggregate amounts received by such Person under Article One against all damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' fees and the amount of any judgment against it, of any nature whatsoever, arising out of or in connection with any claim or in connection with any appeal thereof, relating to the acts or omissions of the Representative hereunder, under the Escrow Agreement or otherwise, except for such damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' fees and the amount of any judgment against the Representative that arise from the Representative's gross negligence or willful misconduct, including the willful breach of this Agreement or the Escrow Agreement. The foregoing indemnification shall not be deemed exclusive of any other right to which the Representative may be entitled apart from the provisions hereof. In the event of any indemnification under this Section 9.01(c), each Securityholder shall as soon as reasonably practicable deliver to the Representative full payment of his, her or its ratable share of such Buyer Indemnification Claim.

         (d) All of the indemnities, immunities and powers granted to the Representative under this Agreement shall survive the Closing and/or any termination of this Agreement and the Escrow Agreement.

                            [Signature Pages Follow]

     Executed as of the date first written above.


                        BUYER:

                        CIRRUS LOGIC, INC.


                        By:      ____________________________________________
                        Name:    ____________________________________________
                        Title:   ____________________________________________


                        MERGER SUB:

                        APEX ACQUISITION COMPANY


                        By:      ____________________________________________
                        Name:    ____________________________________________
                        Title:   ____________________________________________


                        COMPANY:

                        APEX MICROTECHNOLOGY
                        CORPORATION


                        By:      ____________________________________________
                        Name:    ____________________________________________
                        Title:   ____________________________________________


                        REPRESENTATIVE:


                        _____________________________________________________
                        James A. Unruh, solely in his capacity as the Representative


                               Signature Page for
                          Agreement and Plan of Merger

                        SELLERS:

                        AMI GROUP, LLC

                        By:     ALERCAP, LLC, its Manager

                                By:__________________________________________
                                Name:________________________________________
                                Title:_______________________________________

                                By:__________________________________________
                                Name:________________________________________
                                Title:_______________________________________


                        MIDWEST-APEX, LLC

                        By:     ABN AMRO MEZZANINE MANAGEMENT II, INC., its
                                Manager

                                By:__________________________________________
                                Name:________________________________________
                                Title:_______________________________________


                        _____________________________________________________
                        GREGORY L. BRENNAN


                        _____________________________________________________
                        DAVID COX


                        _____________________________________________________
                        DEBBIE DRYSDALE


                        _____________________________________________________
                        DANIEL REID


                        _____________________________________________________
                        JAMES THOMPSON


                               Signature Page for
                          Agreement and Plan of Merger

                                    EXHIBIT A

                                   DEFINITIONS

     (a) The following terms will have the following meanings in this Agreement:

         "ABCA" is defined in Section 1.01.

         "Acquisition Transaction" shall mean any transaction or series of related transactions involving: (a) the disposition or acquisition of all or substantially all of the business or assets of the Company; (b) the sale, issuance, grant, disposition or acquisition of (i) any capital stock or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or (c) any merger, consolidation, business combination, tender offer, share exchange, reorganization or similar transaction involving the Company; provided, however, (i) the issuance of stock by the Company upon the exercise of Options or warrants outstanding as of the date hereof will not be deemed to be an Acquisition Transaction and (ii) the Merger and the other transactions contemplated hereby will not be deemed an Acquisition Transaction in any case.

         "Agreement" means this Agreement and Plan of Merger as defined in the first paragraph of this Agreement.

         "Affiliate" means, with respect to any person, any other person controlling, controlled by or under common control with such person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person.

         "Applicable Law" or "Applicable Laws" means all laws, statutes, constitutions, rules, regulations, principals of common law, codes, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity which has jurisdiction over the Company or the businesses, operations or assets of the Company, as they may be in effect on or prior to the Closing.

         "Articles of Merger" is defined in Section 1.02.

         "Business" means the business and operations as are currently being performed by the Company, including the manufacturing and sale of hybrid microcurrents, open frame surface mount modules and proprietary circuits that incorporate high power analog operational amplifier or high power PWM driver technology.

         "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by law to close.

         "Buyer" is defined in the first paragraph of this Agreement.

                                  Exhibit A-1

         "Buyer Indemnified Costs" means all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in connection with, any litigation or proceeding) that any of the Buyer Indemnified Parties incurs and that relate to or arise out of:

         (a) the inaccuracy or breach of any representation or warranty made by the Company in Section 2.01 of the Agreement, or in any certificate delivered by the Company in connection with the Closing;

         (b) any nonfulfillment or breach by the Company of any covenant or agreement made by the Company in this Agreement;

         (c) the amount of any Company Transaction Costs incurred and unpaid as of the Closing Date and not deducted from the Closing Merger Consideration;

         (d) the amount of any Indebtedness outstanding at Closing not deducted from the Closing Merger Consideration;

         (e) any claim, suit, action, litigation or Proceeding by any Securityholder or purported Securityholder of the Company against the Company and relating to or arising out of such Person's status, or purported status, as a Securityholder of the Company;

         (f) any amounts paid to holders of Dissenting Shares in excess of the consideration that such holders would otherwise have been entitled to receive pursuant to Article One;

         (g) any Buyer Indemnified Environmental Matters; and

         (h) any Buyer Indemnified Taxes.

         "Buyer Indemnified Seller Costs" means all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in connection with, any litigation or proceeding) that any of the Buyer Indemnified Parties incurs and that relate to or arise out of:

         (a) the inaccuracy or breach of any representation or warranty made by a Seller in Section 2.02 of the Agreement, or in any certificate delivered by a Seller in connection with the Closing;

         (b) any nonfulfillment or breach by a Seller of any of the covenants set forth in Section 3.02 in this Agreement.

         "Buyer Indemnified Environmental Matters" means all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in connection with, any litigation or proceeding) that any of the Buyer Indemnified Parties incurs and

                                  Exhibit A-2
that relate to or arise at any time on, before, or after the Closing Date, due to the Release of Hazardous Materials at any time prior to the Closing Date at
(i) any Real Property, or (ii) any property that is offsite from the Real Property where the Company transported or disposed, or arranged for the transportation or disposal, of Hazardous Materials.

         "Buyer Indemnified Parties" means Buyer, the Merger Sub, the Surviving Company and each officer, director, employee, consultant, stockholder, and Affiliate of Buyer, the Merger Sub or the Surviving Company (other than the Sellers) and each member of an ERISA Group in which Buyer is a member.

         "Buyer Indemnified Taxes" means any and all Taxes together with any costs, expenses or damages (including court and administrative costs and reasonable legal fees and expenses incurred in investigating and preparing for any audit, examination, litigation or other judicial or administrative proceeding) arising out of, in connection with or incident to the determination, assessment or collection of such Taxes (a) imposed on the Company (including Taxes imposed on or with respect to the income, business, property or operations of the Company), or for which the Company may otherwise be liable, with respect to (i) any Taxable period ending on or prior to the Closing Date or (ii) the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 3.13(c)), (b) arising out of, in connection with, or related to, a breach of any representation or warranty set forth in Section 2.01(i) (without giving effect to any materiality or knowledge qualifiers that may be contained therein and without regard to any scheduled items) or covenants set forth in Section 3.13, (c) that are Taxes due to payments made to
Securityholders pursuant to this Agreement (except for social security, Medicare, unemployment or other employment Taxes due as a result of the conversion of the Options and Restricted Stock Units pursuant to Section 1.07, as to which the Surviving Company shall be required to make and remit proper withholdings with respect to), (d) of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor thereof) is or was a member on or prior to the Closing Date by reason of Treasury Regulation ss.1.1502 6(a) or any analogous or similar state or local law or (e) of any other Person for which the Company is or has been liable as a transferee or successor, by contract or otherwise; provided, however, that any such Tax shall not be a Buyer Indemnified Tax to the extent such Tax was included as a liability in the determination of Final Working Capital as finally determined pursuant to Section 1.12.

         "Certificate"  means  a  stock  certificate   representing  Outstanding
Shares.

         "Charter Documents" is defined in Section 2.01(a)(ii).

         "Claim" is defined in Section 7.06(a).

         "Claim Notice" is defined in Section 7.06(a).

         "Class B Preferred Stock" means the preferred stock of the Company, par value $0.0001 per share, which has been designated by the Company as "Class B Convertible Preferred Stock".

         "Closing" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Article One.

                                  Exhibit A-3

         "Closing Balance Sheet" is defined in Section 1.11.

         "Closing Date" means the date on which the Closing occurs.

         "Closing Merger Consideration" is defined on Schedule I.

         "Closing Working Capital" is defined in Section 1.12(a).

         "Code" means the United States Internal Revenue Code of 1986, as amended. All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

         "Common Stock" means the common stock of the Company, par value $0.0001 per share.

         "Company" is defined in the first paragraph of this Agreement.

         "Company Accounting Procedures" means GAAP.

         "Company Benefit Plans" is defined in Section 2.01(q)(i).

         "Company Transaction Costs" means the aggregate of (i) all fees, costs and expenses of any brokers, financial advisors, consultants, accountants, attorneys or other professionals engaged by the Company in connection with the structuring, negotiation or consummation of the transactions contemplated by this Agreement, (ii) all fees, costs and expenses of any party that are to be paid by the Company as a result of the transactions contemplated by this Agreement (other than pursuant to the Drysdale Agreement), and (iii) the cost of the Securityholders Insurance Policy, in each case whether or not such costs, fees and expenses have been paid prior to Closing.

         "Confidential Information" is defined in Section 2.01(k)(viii).

         "Confidentiality Agreement" is defined in Section 8.12.

         "Consents" means all consents, approvals, orders or authorizations of, or registration, qualification, designation, declaration or filing with, any Governmental Entity, and all consents, waivers and approvals of third Persons.

         "Contract" means any written or oral agreement, contract, subcontract, settlement agreement, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which the Company is a party or by which the Company, or any of its properties or assets, is bound.

         "Cure Period" is defined in Section 6.01.

                                  Exhibit A-4

         "Current Assets" means the sum of all current assets of the Company as of 11:59 p.m. on the day immediately prior to the Closing Date, as determined in accordance with this Agreement and Company Accounting Procedures; provided, however, that Current Assets shall not include current and deferred income tax assets.

         "Current Liabilities" means the sum of all current liabilities of the Company as of 11:59 p.m. on the day immediately prior to the Closing Date, as determined in accordance with this Agreement and Company Accounting Procedures; provided, however, that Current Liabilities shall not include, in whole or in part, (i) deferred income tax liabilities, (ii) any prepaid or deferred revenue,
(iii) any Paid Company Transaction Costs, (iv) any employee severance obligations, including related employment Taxes, triggered by the change in control caused by the Merger, (v) any Tax withholding obligations triggered by the vesting and sale of the Restricted Stock Units and Outstanding Stock Options, or (vi) the current portion of long-term debt.

         "Dispute" is defined in Section 8.15.

         "Dissenting Shares" is defined in Section 1.08.

         "Drysdale" is defined in Section 3.12(a).

         "Drysdale Agreement" is defined in Section 3.12(a).

         "Drysdale Severance Payment" is defined in Schedule I.

         "Effective Time" is defined in Section 1.02.

         "Employee Benefit Plan" is defined in Section 2.01(q)(xvii)(A).

         "Employee Pension Benefit Plan" is defined in Section 2.01(q)(xvii)(C).

         "Employee Welfare Benefit Plan" is defined in Section 2.01(q)(xvii)(E).

         "Environmental Claim" is defined in Section 2.01(r).

         "Environmental Law" is defined in Section 2.01(r).

         "Environmental Permit" is defined in Section 2.01(r).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" is defined in Section 2.01(q)(xvii)(B).

         "ERISA Group" means any corporation, trade, business, or entity under common control within the meaning of Section 414(b), (c), (m), or (o) of the Code.

         "Escrow Account" has the meaning set forth in the Escrow Agreement.

                                  Exhibit A-5

         "Escrow Agent" means Wells Fargo Bank, National Association.

         "Escrow Agreement" means the escrow agreement in substantially the form of Exhibit D entered into on or prior to the Closing by and among Buyer, the Representative and the Escrow Agent.

         "Escrow Amount" is defined in Section 1.13(a).

         "Escrow Distribution" means the amount of any distribution out of the Escrow Account to the Representative for the benefit of the Securityholders.

         "Expiration Date" means the date that is the first to occur of: (a) thirty (30) days following the completion of the audit of the Company's financial statements for fiscal year 2007, or (b) eighteen months after the Closing Date.

         "Fiduciary" is defined in Section 2.01(q)(xvii)(G).

         "Final Adjustment Deficiency" is defined in Section 1.12(a).

         "Final Adjustment Surplus" is defined in Section 1.12(b).

         "Final Balance Sheet" is defined in Section 1.12(a).

         "Final Court Order" is defined in Section 7.06(b).

         "Final Working Capital" is defined in Section 1.12.

         "Financial Statements" is defined in Section 2.01(e).

         "GAAP" means generally accepted accounting principles in the United States.

         "Governmental Entity" is defined in Section 2.01(d)(iii).

         "Hazardous Material" is defined in Section 2.01(r)(viii)(D).

         "Holdback Amount" is defined in Section 1.11.

         "Indebtedness" without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, whether owing to banks, financial institutions, on equipment leases or otherwise, (b) all deferred indebtedness of the Company for the payment of the purchase price of property or assets purchased, (c) all obligations of the Company to pay rent or other payment amounts under a lease of real or Personal Property which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with Company Accounting Procedures, (d) any outstanding reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company, (e) any payment obligation of the Company under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate

                                  Exhibit A-6
risks, (f) all indebtedness for borrowed money secured by any Lien existing on property owned by the Company, whether or not indebtedness secured thereby shall have been assumed, (g) all guaranties, endorsements, assumptions and other contingent obligations of the Company in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, (h) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by this Agreement regardless if any of such are actually paid, and (i) all obligations of the Company, whether interest bearing or otherwise, owed to their existing stockholders and/or their Affiliates.

         "Indebtedness Agreements" means all agreements between the Company and a holder of Indebtedness.

         "Indebtedness Pay-Off Amount" is defined in Section 1.10.

         "Indemnified Costs" means the Buyer Indemnified Costs or the Sellers Indemnified Costs, as the case may be.

         "Indemnified Parties" means the Buyer Indemnified Parties or the Sellers Indemnified Parties, as the case may be.

         "Indemnifying Party" is defined in Section 7.03.

         "Intellectual Property" is defined in Section 2.01(k)(i).

         "IRS" means the Internal Revenue Service of the United States.

         "Joint Written Instruction" is defined in Section 7.06(b).

         "Key Employees" means Gregory L. Brennan, David Cox, Daniel Reid, and James Thompson.

         "Key Employment Agreements" is defined in Section 4.02(j).

         "Knowledge of the Company" means the actual knowledge, and the knowledge they would reasonably be expected to obtain after diligent inquiry, of the Company's officers and directors and of Daniel Reid.

         "Lease Agreements" is defined in Section 2.01(j)(ii).

         "Leased Real Property" is defined in Section 2.01(j)(ii).

         "Letter of Transmittal" means a letter of transmittal in the form attached hereto as Exhibit C-1.

         "Licensed Software" is defined in Section 2.01(k)(ii).

                                  Exhibit A-7

         "Lien"  (or  "Liens")  means  any  pledges,   claims,  liens,  charges,
encumbrances, options and security interests of any kind or nature whatsoever.

         "Management Agreement" is defined in Section 4.02(k).

         "Material Adverse Effect," means any result, occurrence, fact, change, event or effect (whether or not foreseeable or known as of the date of the Closing or covered by insurance) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects, is or could reasonably be expected to be materially adverse to (a) the business, operations, licenses, permits, rights, privileges, assets, liabilities, financial condition or results of operations of the Company or the Surviving Company or (b) the ability of the Company to consummate any transaction contemplated by this Agreement or any Transaction Documents.

         "Material Contract" means any of the following:

         (a) Any Contract that requires or that likely will require future expenditures by the Company in excess of $25,000 or that likely will result in payments to the Company in excess of $50,000;

         (b) Any Contract to which the Company is a party that is material to the business and that is not terminable without penalty on notice of sixty (60) days or less;

         (c) Any Contract with any Stockholder, director or officer of the Company, or any Affiliate of any of such Persons, including any Contract providing for the furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person;

         (d) Any Contract relating to the Intellectual Property of the Company, any Third Party Intellectual Property Rights or any Confidential Information;

         (e) Any Contract containing any covenant (x) limiting the right of the Company to engage in any line of business, make use of any Intellectual Property, Third Party Intellectual Property Rights or any Confidential Information or compete with any Person in any line of business, (y) granting any exclusive distribution or supply rights or (z) otherwise having an adverse effect on the right of the Company to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies;

         (f) Any Contract between the Company and any current or former employee, consultant or director of the Company pursuant to which benefits would vest or amounts would become payable or the terms of which would otherwise be altered by virtue of the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party (whether alone or upon the occurrence of any additional or subsequent events);

         (g) Any Contract that requires a consent to a change of control, merger or an assignment by operation of law, either before or after the Closing Date; or

                                  Exhibit A-8

         (h) Any other Contract, or group of Contracts, the termination or breach of which would have, or would be reasonably expected to have, a Material Adverse Effect on the Company.

         "Merger" is defined in Section 1.01.

         "Merger Sub" is defined in the first paragraph of this Agreement.

         "Multiemployer Plan" is defined in Section 2.01(q)(xvii)(F) and has the meaning set forth in Section 3(37) or Section 4001(a)(3) of ERISA.

         "Objection Notice" is defined in Section 1.12.

         "Open Source Software" means software that is made available in source code form to the general public for use and/or modification and (a) conditions such use or the distribution of any software program that incorporates such software on the disclosure, licensing or distribution of the source code of such program (including such software) and (b) otherwise materially limits the Company's freedom of action with regard to seeking compensation in connection with sublicensing or distributing such program or Software in object code form.

         "Option Plan" means the Company's 2000 Incentive Stock Option Plan.

         "Option Surrender Agreement" means an Option Surrender Agreement in the form attached hereto as Exhibit C-2.

         "Optionholder" or "Optionholders" is defined in Section 1.07.

         "Options" means the collective reference to all options to purchase shares of Common Stock issued pursuant to the Option Plan and any and all other options or warrants to purchase shares of Common Stock.

         "Outstanding  Option" or  "Outstanding  Options"  is defined in Section
1.07.

         "Outstanding Option Shares" is defined on Schedule I.

         "Outstanding Share" or "Outstanding Shares" is defined in Section 1.06(b).

         "Owned Real Property" is defined in Section 2.01(j)(ii).

         "Owned Software" is defined in Section 2.01(k)(ii).

         "Paid Company Transaction Costs" is defined in Section 1.10.

         "Pay Off Letters" is defined in Section 4.02(g).

         "PBGC" is defined in Section 2.01(q)(i).

         "Pending Claims Account" is defined in Section 7.06(a).

                                   Exhibit A-9

         "Per Option Merger Consideration" means the amounts (if any) set forth in Section 2(b) of Schedule I.

         "Per Share Escrow Distribution Amount" is defined on Schedule I.

         "Per Share Final Distribution Amount" is defined on Schedule I.

         "Per Share Closing Merger Consideration" is defined on Schedule I.

         "Per  Share  Merger  Consideration"  means the  amount(s)  set forth in
Section 2(a) of Schedule I.

         "Permits" is defined in Section 2.01(m)(ii).

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, association, trust, unincorporated organization, or other entity.

         "Personal Property" means all of the machinery, equipment, computer programs, computer software, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, inventory, supplies, plant, spare parts, and other tangible or intangible personal property which are owned or leased by the Company and which are used or held for use in its business or operations as of the Closing Date.

         "Proceeding" is defined in Section 3.03(d).

         "Prohibited Transaction" is defined in Section 2.01(q)(xvii)(G).

         "Real Property" means the Leased Real Property and the Owned Real Property.

         "Referee" is defined in Section 1.12(b).

         "Release" " is defined in Section 2.01(r).

         "Representative" means James A. Unruh, and any successor representative appointed to act on his behalf.

         "Required Stockholder Approval" is defined in Section 2.01(z).

         "Restricted Stock Unit" means a grant pursuant to the Company's 2004 Restricted Stock Unit Plan, each such grant entitling the holder of one
Restricted Stock Unit to one share of Common Stock upon certain vesting criteria.

         "Restricted Stock Unit Surrender Agreement" means a Restricted Stock Unit Surrender Agreement in the form attached hereto as Exhibit C-3.

         "Schedules" means the Schedules attached hereto.

         "Securities Act" is defined in Section 2.01(b)(iv).

                                  Exhibit A-10

         "Securityholders"   means,   collectively,    the   Stockholders,   the
Optionholders, and the holders of Restricted Stock Units.

         "Seller(s)" is defined in the first paragraph of this Agreement.

         "Seller's Company Capital Stock" is defined in Section 2.02(a).

         "Sellers Indemnified Costs" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in connection with, any litigation or proceeding) that any of the Seller Indemnified Parties incurs and that relate to or arise out of any breach or default by Buyer or the Merger Sub of any of their representations and warranties, or any of their covenants or agreements, under this Agreement or any other Transaction Document.

         "Seller Indemnified Parties" means each of the Securityholders.

         "Software" is defined in Section 2.01(k)(ii).

         "Specified Representations" means the representations and warranties contained in Section 2.01(b) (Capital Structure), Section 2.01(c) (Authority and Due Execution), Section 2.01(f) (Indebtedness), Section 2.01(j) (Title to Assets), Section 2.01(q) (ERISA), and Section 2.01(r) (Environmental).

         "Stockholders" is defined in Section 2.01(b)(i)(D).

         "Straddle Period" means any Taxable period that begins on or before the Closing Date and ends after the Closing Date.

         "Surviving Company" is defined in Section 1.01.

         "Tax" or "Taxes" means (i) any taxes, assessments, fees, unclaimed property, property subject to escheat and other governmental charges imposed by any Governmental Entity, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, (ii) any liability of the Company for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group whereby liability of the Company for the payment of such amounts was determined or taken into account with reference to the liability of any other Person for any period and (iii) any liability of the Company with respect to the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

         "Tax Items" is defined in Section 2.01(i).

                                  Exhibit A-11

         "Tax Proceeding" is defined in Section 3.13(e).

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Taxing Authority" means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any Governmental Entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

         "Termination Date" is defined in Section 6.01(c)(iii).

         "Third Party Action" is defined in Section 7.03.

         "Third Party Intellectual Property Rights" is defined in Section 2.01(k)(iii).

         "Transaction Document" or "Transaction Documents" means this Agreement and all other documents to be executed by any of the parties to this Agreement in connection with the consummation of the transactions contemplated in this Agreement.

         "Working   Capital   Amount"   equals   Current  Assets  minus  Current
Liabilities as of the Closing Date, as set forth on the Closing Balance Sheet.

         "Working Capital Deficiency" means the amount, if any, by which the Working Capital Target exceeds the Working Capital Amount as of the Effective Time; provided, however, that the Working Capital Deficiency shall not be less than zero.

         "Working Capital Surplus" means the amount, if any, by which the Working Capital Amount as of the Effective Time exceeds the Working Capital Target; provided, however, that the Working Capital Surplus shall not be less than zero.

         "Working Capital Target" means $3,000,000.

         (b) "References and Titles" means all references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including, without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.


                                  Exhibit A-12

                                    EXHIBIT B

            SELLERS COMPANY STOCK, OPTIONS AND RESTRICTED STOCK UNITS




                                   Exhibit B-1

                                   EXHIBIT C-1

                          FORM OF LETTER OF TRANSMITTAL



                                 [See Attached]


                                  Exhibit C1-1

                                   EXHIBIT C-2

                           OPTION SURRENDER AGREEMENT



                                 [See Attached]


                                  Exhibit C2-1

                                   EXHIBIT C-3

                FORM OF RESTRICTED STOCK UNIT SURRENDER AGREEMENT



                                 [See Attached]


                                  Exhibit C3-1

                                    EXHIBIT D

                                ESCROW AGREEMENT



                                 [See Attached]


                                   Exhibit D-1

                                    EXHIBIT E

                              FORM OF RESIGNATIONS



                                 [See Attached]


                                   Exhibit E-1

                                    EXHIBIT F

                              FORM OF LEGAL OPINION



                                 [See Attached]


                                   Exhibit F-1

                                    EXHIBIT G

                          FORM OF EMPLOYMENT AGREEMENT



                                 [See Attached]


                                  Exhibit B-1

                                   SCHEDULE I

                              MERGER CONSIDERATION

     1. Definitions. As used herein, the terms below shall have the following definitions:

         "Closing Merger Consideration" means an amount (not less than zero) equal to (a) $42,000,000, minus (b) the Working Capital Deficiency (if any), minus (c) the Escrow Amount, minus (d) the Indebtedness Pay-Off Amount, minus
(e) the Paid Company Transaction Costs, minus (f) the Drysdale Severance Payment, plus (g) the aggregate exercise price of all Outstanding Option Shares.

         "Drysdale Severance Payment" means the amount payable to Drysdale at the Closing pursuant to Section 4(a)(iv) of the Drysdale Agreement.

         "Outstanding Option Shares" means the number of shares of Common Stock issuable immediately prior to the Effective Time for all Outstanding Options and Restricted Stock Units (assuming that all of the Outstanding Options and Restricted Stock Units are fully vested and exercisable immediately prior to the Effective Time).

         "Per Share Closing Merger Consideration" means the quotient (rounded to the second decimal place) equal to (a) the Closing Merger Consideration, divided by (b) the sum of (i) the Outstanding Shares, plus (ii) the Outstanding Option Shares.

         "Per Share Escrow Distribution Amount" means, with respect to any Escrow Distribution, the quotient (rounded to the second decimal place) equal to
(a) such Escrow Distribution, divided by (b) the sum of (i) the Outstanding Shares, plus (ii) the Outstanding Option Shares.

         "Per Share Final Adjustment Surplus" means the quotient (rounded to the second decimal place) equal to (a) the Final Adjustment Surplus (if any), divided by (b) the sum of (i) the Outstanding Shares, plus (ii) the Outstanding Option Shares.

     2. Allocation of Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of any party:

         (a) Each Outstanding Share and Restricted Stock Unit shall be converted into the right to receive:

             (i) the Per Share Closing Merger Consideration, payable in cash (in accordance with Section 1.10(a)(iv)) to the holder thereof, without interest thereon;

             (ii) the Per Share Final Adjustment Surplus, if any, payable in cash to the holder thereof, without interest thereon; and

             (iii) the Per Share Escrow Distribution Amount for each Escrow Distribution, if any, payable in cash to the holder thereof, without interest thereon;

                                  Schedule I-1

         (b) Each Outstanding Option shall be converted into the right to receive:

             (i) an amount, if any, equal to the product of (A) the number of shares of Common Stock previously issuable immediately prior to the Effective Time under such Option (assuming that all of the Outstanding Options are fully vested and exercisable immediately prior to the Effective Time), multiplied by
(B) the excess of (1) the Per Share Closing Merger Consideration over (2) the exercise price per share of Common Stock previously issuable pursuant to such Option, payable in cash (in accordance with Section 1.10(a)(iv)) to the holder thereof, without interest thereon;

             (ii) an amount equal to the product of (A) the Per Share Final Adjustment Surplus, if any, multiplied by (B) the number of shares of Common Stock previously issuable immediately prior to the Effective Time under such Option (assuming that all of the Outstanding Options are fully vested and exercisable immediately prior to the Effective Time), payable in cash to the holder thereof, without interest thereon; and

             (iii) an amount equal to the product of (A) the Per Share Escrow Distribution Amount for each Escrow Distribution, if any, multiplied by (B) the number of shares of Common Stock previously issuable immediately prior to the Effective Time under such Option (assuming that all of the Outstanding Options are fully vested and exercisable immediately prior to the Effective Time), payable in cash to the holder thereof, without interest thereon.

     3. For greater certainty, the parties to the Merger Agreement agree that the exercise price of the Options shall not be deducted from the Closing Merger Consideration or be considered in the Working Capital Amount. An illustration of the proceeds payable to Securityholders is attached to this Schedule I and incorporated herein by reference.


                                  Schedule I-2